                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             _____________________

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                               September 5, 1996
                Date of Report (Date of earliest event reported)

                         Commission file number 0-16979

-------------------------------------------------------------------------------

                                  ADT LIMITED
             (Exact Name of Registrant as Specified in its Charter)



                        Cedar House
    BERMUDA           41 Cedar Avenue                Not Applicable
(Jurisdiction of   Hamilton HM12, Bermuda   (I.R.S. Employer Identification No.)
Incorporation or    (Address of Principal            Not Applicable
 Organization)       Executive Offices)*               (Zip Code)

Registrant's telephone number, including area code 441-295-2244*

-------------------------------------------------------------------------------

* The executive offices of the subsidiary of registrant which supervises registrant's North American activities are at One Boca Place, 2255 Glades Road, Boca Raton, Florida 33431-0835. The telephone number there is
     (561) 997-8406.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

It was announced on June 19, 1996 that terms had been agreed for the acquisition by ADT Limited ("ADT") of the whole of the issued capital of Automated Security (Holdings) PLC ("ASH") to be effected by means of a Scheme of Arrangement under Section 425 of the Companies Act 1985 of the United Kingdom (the "Scheme").

On September 5, 1996 the Scheme became effective in accordance with its terms. The total consideration in respect of the whole of the issued capital of ASH consisted of the issue of 7,034,940 ADT common shares with a market value of approximately $137 million, based on the closing price of an ADT common share on the New York Stock Exchange on September 5, 1996.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of businesses acquired


          Financial Statements of ASH
                                                                 Page
          Report of Independent Chartered Accountants            F-1
          Consolidated Balance Sheets                            F-2
          Consolidated Statements of Income                      F-4
          Consolidated Statements of Shareholders' Equity        F-5
          Consolidated Statements of Cash Flows                  F-8
          Consolidated Statement of Recognised Gains and Losses  F-9
          Company Balance Sheets                                 F-10
          Notes to Consolidated Financial Statements             F-12


     (b) Pro Forma Financial Information

            It is intended that the acquisition of ASH by ADT be accounted for by means of a pooling of interests.

            It is impracticable to provide Pro Forma Financial Information at this time. ADT will provide such Pro Forma Financial Information by amendment to this Current Report on Form 8-K by the due date.

     (c)  Exhibits



       Exhibit 2.1 Order dated 4 September 1996 of the High Court of Justice in the Matter of Automated Security (Holdings) PLC sanctioning the Scheme of Arrangement(1)

       Exhibit 23.1 Consent of Independent Chartered Accountants




            (1) Previously filed as an Exhibit to the Registrant's Current Report dated September 5, 1996 on Form 8-K filed
                 September 19, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        ADT LIMITED



                                        By: /s/ Stephen J. Ruzika
                                            -----------------------------------
                                        Stephen J. Ruzika
                                        Chief Financial Officer, Executive Vice
                                        President and Director

October 21, 1996

                       AUTOMATED SECURITY (HOLDINGS) PLC

                              FINANCIAL STATEMENTS

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders of Automated Security (Holdings) PLC and subsidiaries

We have audited the accompanying consolidated balance sheets of Automated Security (Holdings) PLC as of November 30, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended November 30, 1995; which, as described in Note 1 have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the management of Automated Security (Holdings) PLC. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements set out on pages F-2 to F-50, present fairly, in all material respects, the financial position of Automated Security (Holdings) PLC at November 30, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1995, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain significant respects from those generally accepted in the United States.



                                        By: /s/ Binder Hamlyn
                                            ---------------------
                                            Binder Hamlyn
                                            Chartered Accountants
London, England                             Registered Auditors
May 17, 1996

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS



                                                                         NOVEMBER 30,
                                                                -----------------------------
                                                                  1994       1995      1995
                                                                ---------  ---------  -------
                                                         NOTES  B.P. '000  B.P. '000    $'000
                                                         -----

 ASSETS
CURRENT:
Cash ...................................................            3,934      5,936    9,082
Accounts and notes receivable, less allowances for
 possible losses of B.P.2,637,000 and B.P.2,230,000 ....  4(a)     25,818     21,830   33,400
Inventories ............................................    5       8,095      4,600    7,038
Prepayments and accrued income .........................  4(b)      3,286      3,195    4,888
                                                                ---------  ---------  -------
TOTAL CURRENT ASSETS ...................................           41,133     35,561   54,408
                                                                ---------  ---------  -------

Long-term accounts and notes receivable, less allowances
 for possible losses of B.P.Nil and B.P.718,000 ........  4(a)      4,122      5,651    8,646
Investment in related companies ........................    6       3,035       (453)    (693)
Other investments ......................................  7(a)        646        654    1,001
Investment--own shares .................................  7(b)      3,680        614      939
Property and equipment--net ............................    8     223,255    227,386  347,901
                                                                ---------  ---------  -------
TOTAL OTHER ASSETS .....................................          234,738    233,852  357,794
                                                                ---------  ---------  -------
TOTAL ASSETS ...........................................          275,871    269,413  412,202
                                                                =========  =========  =======






     The figures relating to the year ended November 30, 1995 have been expressed in US dollars ($), solely for the purpose of convenience using the Noon Buying Rate in New York City for cable transfers in foreign currencies as announced for customs purposes by the Federal Reserve Bank of New York in effect on November 30, 1995. This was $1.53 = B.P.1.00.




          See accompanying notes to consolidated financial statements

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)




                                                                      NOVEMBER 30,
                                                             -------------------------------
                                                               1994       1995       1995
                                                             ---------  ---------  ---------
                                                      NOTES  B.P. '000  B.P. '000      $'000
                                                      -----



 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt ..........................                9     82,568     83,104    127,149
Accounts payable--trade ..................                      14,307     13,094     20,034
Other current liabilities ................               11     32,518     26,618     40,726
Rentals received in advance ..............                      28,575     27,763     42,477
                                                             ---------  ---------  ---------
TOTAL CURRENT LIABILITIES ................                     157,968    150,579    230,386

OTHER LIABILITIES:
Long-term debt ...........................               12     78,712     80,965    123,876
Non-current liabilities ..................               13      3,908      5,385      8,239
                                                             ---------  ---------  ---------
TOTAL LIABILITIES ........................                     240,588    236,929    362,501
                                                             ---------  ---------  ---------


COMMITMENTS AND CONTINGENCIES.............    8,12, 21 & 24

SHAREHOLDERS' EQUITY:
Ordinary Shares ..........................               21     11,957     11,957     18,294
Redeemable Preference Shares .............               21     48,631     48,629     74,403
Additional paid-in capital ...............               20      5,729      5,610      8,583
Non-distributable reserves ...............               20    (90,681)   (82,432)  (126,121)
Retained earnings ........................               20     59,647     48,720     74,542
                                                             ---------  ---------  ---------
TOTAL SHAREHOLDERS' EQUITY ...............                      35,283     32,484     49,701
                                                             ---------  ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     275,871    269,413    412,202
                                                             =========  =========  =========








          See accompanying notes to consolidated financial statements

                AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                               YEAR ENDED NOVEMBER 30,
                                                  ----------------------------------------------------
                                                       1993            1994
                                          NOTES   (AS RESTATED)   (AS RESTATED)    1995         1995
                                          -----   -------------   -------------  --------     --------
                                                    B.P.'000       B.P.'000      B.P.'000      $'000


NET SALES
Continuing operations.................              143,136         154,303       153,733      235,211
Discontinued operations...............               17,639          11,768         9,616       14,712
                                                  -------------   -------------  --------     --------
                                          17        160,775         166,071       163,349      249,923
Cost of sales.........................    15        105,768         108,235       105,511      161,431
                                                  -------------   -------------  --------     --------
Gross profit on sales.................               55,007          57,836        57,838       88,492
General and administrative expenses...    15         35,776          34,660        36,169       55,339
                                                  -------------   -------------  --------     --------
OPERATING INCOME/(LOSS)
Continuing operations.................    17         23,416          24,399        20,826       31,863
Discontinued operations...............    17         (4,185)         (1,223)          843        1,290
                                                  -------------   -------------  --------     --------
                                                     19,231          23,176        21,669       33,153
                                                  -------------   -------------  --------     --------
Share of related companies' results...    15            412             761            10           15
Interest income.......................                1,269             181           173          265
Interest expense......................    17        (12,023)        (12,695)      (15,035)     (23,003)
Exceptional items.....................    16         (1,578)        (23,177)      (14,225)     (21,764)
                                                  -------------   -------------  --------     --------
INCOME/(LOSS) BEFORE TAXES ON INCOME..    17          7,311         (11,754)       (7,408)     (11,334)
TAXES ON INCOME.......................    18          1,800           1,000           800        1,224
                                                  -------------   -------------  --------     --------
NET INCOME/(LOSS).....................                5,511         (12,754)       (8,208)     (12,558)
                                                  =============   =============  ========     ========
EARNINGS/(LOSS) PER ORDINARY SHARE
Basic.................................     1            2.3p          (13.0)p        (9.2)p      (14.1)ct.
                                                  =============   =============  ========     ========
Fully diluted.........................     1            2.3p          (13.0)p        (9.2)p      (14.1)ct.
ADJUSTED EARNINGS PER ORDINARY SHARE..     1            2.5p            4.2 p        (1.9)p       (2.9)ct.
                                                  =============   =============  ========     ========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic.................................                116.5m          119.5 m       119.6 m      119.6 m
Fully diluted.........................                116.5m          119.5 m       119.6 m      119.6 m
                                                  =============   =============  ========     ========

          AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             YEARS ENDED NOVEMBER 30, 1993, 1994 AND 1995

                                                                                                     6% CONVERTIBLE
                                                                                                       CUMULATIVE
                                                                       5% CONVERTIBLE CUMULATIVE       REDEEMABLE
                                                                     REDEEMABLE PREFERENCE SHARES   PREFERENCE SHARES
                                     ORDINARY SHARES 10P PAR VALUE          B.P.1 PAR VALUE          B.P.1 PAR VALUE
                                     -----------------------------  ------------------------------  ------------------
                                     AUTHORIZED ISSUED   PAR VALUE  AUTHORIZED  ISSUED   PAR VALUE  AUTHORIZED  ISSUED
                                        '000     '000    B.P. '000     '000      '000    B.P. '000     '000      '000
                                     ---------- -------  ---------  ----------  ------   ---------  ----------  ------
BALANCE, NOVEMBER 30, 1992.........    200,000  113,487    11,349     15,000     8,558     8,558       42,000   40,769
Net income for the year............
Shares (converted) issued*.........               3,590       359                 (603)     (603)                   (2)
Shares issue expenses..............
Revaluations and realization
 adjustments.......................
Goodwill written off...............
Goodwill transferred to Profit and
 Loss account on disposals.........
Dividends:
 on Ordinary Shares................
 Less: Paid by bonus issue.........
 on 5% Preference Shares (5p)......
 on 6% Preference Shares (6p)......
Currency translation adjustments...
 Amortization of CCB costs
  transferred to additional paid in
  capital..........................
                                    ---------  -------  ---------  ----------  -------  ---------  ----------  ------
BALANCE, NOVEMBER 30, 1993.........   200,000  117,077    11,708      15,000    7,955     7,955      42,000    40,767
                                    =========  =======  =========  ==========  =======  =========  ==========  ======


                                               ADDITIONAL     NON-
                                                PAID-IN   DISTRIBUTABLE   RETAINED
                                                CAPITAL     RESERVES      EARNINGS    TOTAL
                                    PAR VALUE  ---------  -------------  ---------  ---------
                                    B.P. '000  B.P. '000    B.P. '000    B.P. '000  B.P. '000
                                    ---------  ---------  -------------  ---------  ---------
BALANCE, NOVEMBER 30, 1992........    40,769     5,818       (82,269)      72,894     57,119
Net income for the year...........                                          5,511      5,511
Shares (converted) issued*........        (2)      600                       (321)        33
Shares issue expenses.............                (279)                                 (279)
Revaluations and realization
 adjustments......................                               (38)          38       --
Goodwill written off..............                            (4,951)                 (4,951)
Goodwill transferred to Profit and
 Loss account on disposals........                               314                     314
Dividends:
 on Ordinary Shares...............                                         (3,473)    (3,473)
 Less: Paid by bonus issue........                                          3,038      3,038
 on 5% Preference Shares (5p).....                                           (398)      (398)
 on 6% Preference Shares (6p).....                                         (2,446)    (2,446)
Currency translation adjustments..                              (458)                   (458)
 Amortization of CCB costs
  transferred to additional paid
  in capital......................                (119)                       119       --
                                     ------      -----       -------       ------     ------
BALANCE, NOVEMBER 30, 1993........   40,767      6,020       (87,402)      74,962     54,010
                                     ======      =====       =======       ======     ======


* Shares converted at prices ranging between 130p and 267p.

                 See accompanying notes to consolidated financial statements.

                           AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                              YEARS ENDED NOVEMBER 30, 1993, 1994 AND 1995

                                                                    5% CONVERTIBLE CUMULATIVE     6% CONVERTIBLE CUMULATIVE
                                                                  REDEEMABLE PREFERENCE SHARES   REDEEMABLE PREFERENCE SHARES
                                  ORDINARY SHARES 10P PAR VALUE         B.P.1 PAR VALUE                B.P.1 PAR VALUE
                                 ------------------------------  -----------------------------  -----------------------------
                                 AUTHORIZED  ISSUED  PAR VALUE   AUTHORIZED  ISSUED  PAR VALUE  AUTHORIZED  ISSUED  PAR VALUE
                                 ----------  ------  ----------  ----------  ------  ---------  ----------  ------  ---------
                                    '000      '000   B.P.'000         '000    '000   B.P.'000        '000    '000   B.P.'000
BALANCE, NOVEMBER 30, 1993.......  200,000   117,077  11,708       15,000    7,955      7,955     42,000    40,767   40,767
Net Loss for the year............
Shares (converted) issued*.......              2,494     249                   (87)       (87)                  (4)      (4)
Shares issue expenses............
Goodwill written off.............
Goodwill transferred to Profit
  and Loss account on Arius Inc..
Dividends:
  on 5% Preference Shares (5p)...
  on 6% Preference Shares (6p)...
Currency translation
  adjustments....................
Transfer from revaluation reserve
  to retained earnings...........
Amortization of CCB costs
  transferred to additional paid
  in capital.....................
                                 ----------  ------- ----------  ----------  ------  ---------  ----------  ------  ---------
BALANCE, NOVEMBER 30, 1994.......  200,000   119,571  11,957       15,000    7,868      7,868     42,000    40,763   40,763
                                 ==========  ======= ==========  ==========  ======  =========  ==========  ======  =========

                                                                               ADDITIONAL       NON-
                                                                                PAID-IN    DISTRIBUTABLE  RETAINED
                                                                                CAPITAL      RESERVES     EARNINGS   TOTAL
                                                                               ----------  -------------  --------  --------
                                                                               B.P.'000      B.P.'000     B.P.'000  B.P.'000
BALANCE, NOVEMBER 30, 1993....................................................     6,020       (87,402)     74,962    54,010
Net Loss for the year.........................................................                             (12,754)  (12,754)
Shares (converted) issued*....................................................      (157)                                  1
Shares issue expenses.........................................................       (14)                                (14)
Goodwill written off..........................................................                 (20,193)              (20,193)
Goodwill transferred to Profit
  and Loss account on Arius Inc...............................................                  17,365                17,365
Dividends:
  on 5% Preference Shares (5p)................................................                                (393)     (393)
  on 6% Preference Shares (6p)................................................                              (2,446)   (2,446)
Currency translation
  adjustments.................................................................                    (293)                 (293)
Transfer from revaluation reserve
  to retained earnings........................................................                    (158)        158       --
Amortization of CCB costs
  transferred to additional paid
  in capital..................................................................      (120)                      120       --
                                                                               ---------      --------     -------   -------
BALANCE, NOVEMBER 30, 1994....................................................     5,729       (90,681)     59,647    35,283
                                                                               =========      ========     =======   =======


* Shares converted at prices ranging between 165p and 267p.

          See accompanying notes to consolidated financial statements.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 YEARS ENDED NOVEMBER 30, 1993, 1994 AND 1995

                                                                    5% CONVERTIBLE CUMULATIVE       6% CONVERTIBLE CUMULATIVE
                                                                   REDEEMABLE PREFERENCE SHARES    REDEEMABLE PREFERENCE SHARES
                                  ORDINARY SHARES 10p PAR VALUE           B.P.1 PAR VALUE                 B.P.1 PAR VALUE
                                  ------------------------------   -----------------------------   -----------------------------
                                  AUTHORIZED  ISSUED   PAR VALUE   AUTHORIZED  ISSUED  PAR VALUE   AUTHORIZED  ISSUED  PAR VALUE
                                    '000       '000    B.P. '000      '000      '000   B.P. '000      '000      '000   B.P. '000
                                  ----------  ------   ---------   ----------  ------  ---------   ----------  ------  ---------

BALANCE, NOVEMBER 30, 1994......    200,000   119,571     11,957      15,000    7,868     7,868       42,000   40,763    40,763
Net Loss for the year...........
Shares (converted) issued* .....                    1                              (1)       (1)                   (1)       (1)
Shares issue expenses ..........
Goodwill written off ...........
Goodwill transferred to
 Profit and Loss account........
Dividends:
 on 5% Preference Shares (5p) ..
 on 6% Preference Shares (6p) ..
Currency translation
 adjustments ...................
Amortization of CCB costs
 transferred to additional
 paid in capital ...............

                                  ----------  -------  ---------   ----------  ------  ---------   ----------  ------  ---------
BALANCE, NOVEMBER 30, 1995......    200,000   119,572     11,957      15,000    7,867     7,867       42,000   40,762    40,762
                                  ==========  =======  =========   ==========  ======  =========   ==========  ======  =========



                                      ADDITIONAL        NON-
                                       PAID-IN      DISTRIBUTABLE    RETAINED
                                       CAPITAL         RESERVES      EARNINGS       TOTAL
                                      ----------    -------------    ---------    ---------
                                       B.P. '000      B.P. '000      B.P. '000    B.P. '000
                                      ----------    -------------    ---------    ---------


BALANCE, NOVEMBER 30, 1994.........       5,729        (90,681)       59,647       35,283
Net Loss for the year .............                                   (8,208)      (8,208)
Shares (converted) issued* ........           2                                       --
Shares issue expenses..............          (1)                                       (1)
Goodwill written off ..............                       (232)                      (232)
Goodwill transferred to
 Profit and Loss account ..........                      8,843                      8,843
Dividends:
 on 5% Preference Shares (5p) .....                                     (393)        (393)
 on 6% Preference Shares (6p) .....                                   (2,446)      (2,446)
Currency translation
 adjustments ......................                       (362)                      (362)
Amortization of CCB costs
 transferred to additional
 paid in capital ..................        (120)                         120           --
                                      ----------    -------------    ---------    --------
BALANCE, NOVEMBER 30, 1995.........       5,610        (82,432)       48,720       32,484
                                      ==========    =============    =========    ========



*  Shares converted at prices ranging between 162p and 267p.

          See accompanying notes to consolidated financial statements.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASHFLOWS


                                                             YEAR ENDED NOVEMBER 30,
                                                    ----------------------------------------
                                                      1993       1994       1995       1995
                                                    --------   --------   --------   -------
                                                    B.P.'000   B.P.'000   B.P.'000    $'000

Continuing operations .......................         67,475     63,400     50,012     76,519
Reorganization ..............................         (1,793)        --         --         --
Discontinued activities and disposal costs ..        (10,484)     1,869      1,027      1,571
                                                    --------   --------   --------    -------
NET CASH INFLOW FROM OPERATING ACTIVITIES             55,198     65,269     51,039     78,090
                                                    --------   --------   --------    -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received ...............................        767        164        161        246
Interest paid (including Stapled Unit charges) ..    (11,616)   (10,662)   (14,973)   (22,908)
Dividends paid ..................................     (9,293)    (2,159)    (2,839)    (4,344)
Dividends from associated undertaking ...........         --        106         --         --
Payments on currency hedging instruments ........         --     (5,349)        --         --
                                                    --------   --------   --------   --------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
AND SERVICING OF FINANCE ........................    (20,142)   (17,900)   (17,651)   (27,006)
                                                    --------   --------   --------   --------
Taxation
UK (including Advance Corporation Tax) ..........     (2,769)    (1,071)      (505)      (773)
Overseas ........................................         --        (88)         6          9
                                                    --------   --------   --------   --------

TAXATION PAID ...................................     (2,769)    (1,159)      (499)      (764)
                                                    --------   --------   --------   --------

INVESTING ACTIVITIES
Purchase of tangible fixed assets ...............    (59,020)   (43,603)   (38,502)   (58,908)
Purchase of subsidiary undertakings (net of cash
 and cash equivalents acquired) .................     (4,709)    (1,480)        --         --
Purchase of associated undertakings .............        (10)    (2,946)      (232)      (355)
Loans to associated undertakings ................         --       (983)        --
Payment on guarantee to associate undertaking ...         --         --     (1,921)    (2,939)
Purchase of investments .........................       (226)      (101)        --         --
Sale of tangible fixed assets ...................      1,822      1,964      1,108      1,695
Sale of subsidiary and associated undertakings ..      6,962         --      8,677     13,276
                                                    --------   --------   --------   --------

NET CASH (OUTFLOW)/INFLOW FROM INVESTING
 ACTIVITIES .....................................    (55,181)   (47,149)   (30,870)   (47,231)
                                                    --------   --------   --------   --------
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING ......    (22,894)      (939)     2,019      3,089
                                                    --------   --------   --------   --------

FINANCING
Issue of Ordinary Shares ........................         33         --         --         --
Share issue expenses ............................       (279)       (14)        (1)        (2)
Repayment of Stapled Units ......................     (3,940)        --         --         --
(Decrease)/increase in borrowings ...............     26,134      5,870       (614)      (939)
                                                    --------   --------   --------   --------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING ........     21,948      5,856       (615)      (941)
                                                    --------   --------   --------   --------
INCREASE/(DECREASE) IN CASH AND
 CASH EQUIVALENTS (Note 1) ......................       (946)     4,917      1,404      2,148
                                                    --------   --------   --------   --------
Note 1:
INCREASE/(DECREASE) IN CASH EQUIVALENTS .........     (1,063)     1,677       (574)      (878)
INCREASE/(DECREASE) IN CASH .....................        117      3,240      1,978      3,026
                                                    --------   --------   --------   --------
INCREASE/(DECREASE) IN CASH AND
CASH EQUIVALENTS ................................       (946)     4,917      1,404      2,148
                                                    --------   --------   --------   --------

See accompanying notes to consolidated financial statements

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF RECOGNISED GAINS AND LOSSES



                                                                     YEAR ENDED NOVEMBER 30,
                                                                 ------------------------------
                                                                   1993       1994       1995
                                                                 --------   --------   --------
                                                                 B.P.'000   B.P.'000   B.P.'000

NET INCOME/(LOSS) FOR THE YEAR ................................     5,511   (12,754)    (8,208)

Currency translation differences on foreign currency
 net investments excluding goodwill ...........................       911    (2,429)     1,415

Currency translation differences on foreign currency hedging ..    (1,369)    2,136     (1,777)

                                                                 --------  --------  ---------

TOTAL RECOGNIZED GAINS AND LOSSES FOR THE YEAR ................     5,053   (13,047)    (8,570)
                                                                 ========  ========  =========




A note of historical cost profits and losses has not been presented since the amounts involved are not materially different from those shown on F-4.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                            COMPANY BALANCE SHEETS



                                                                NOVEMBER 30,
                                                           --------------------
                                                    NOTES     1994       1995
                                                    -----  ---------  ---------
                                                           B.P. '000  B.P. '000
 ASSETS
 CURRENT:

 Cash ............................................             2,404      3,194
 Amounts owed by subsidiary companies ............           153,879    176,180
 Other accounts receivable .......................               500        484
 Prepayments and accrued income ..................               194        218
                                                           ---------  ---------

 TOTAL CURRENT ASSETS ............................           156,977    180,076
                                                           ---------  ---------


 Investment in subsidiary and related companies ..     22    188,263    182,847
 Other investments ...............................   7(a)        646        654
 Investment--own shares ..........................   7(b)      3,680        614
                                                           ---------  ---------

 TOTAL OTHER ASSETS ..............................           192,589    184,115
                                                           ---------  ---------
 TOTAL ASSETS ....................................           349,566    364,191
                                                           =========  =========


          See accompanying notes to consolidated financial statements.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                      COMPANY BALANCE SHEETS -- (CONTINUED)




                                                                    NOVEMBER 30,
                                                                --------------------
                                                         NOTES    1994       1995
                                                         -----  ---------  ---------
                                                                B.P. '000  B.P. '000

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:

Short-term debt .............................              22    84,735    100,822
Other current liabilities ...................              22    10,698      7,371
                                                               --------   --------

TOTAL CURRENT LIABILITIES ...................                    95,433    108,193

OTHER LIABILITIES:
Long-term debt ..............................              22    35,019     36,707
Non-current liabilities .....................              22    45,476     45,319
                                                               --------   --------


TOTAL LIABILITIES ...........................                   175,928    190,219
                                                               --------   --------

COMMITMENTS AND CONTINGENCIES ...............   8, 12, 21 & 24

SHAREHOLDERS' EQUITY:
Ordinary Shares .............................              21    11,957     11,957
Redeemable Preference Shares ................              21    48,631     48,629
Additional paid-in capital ..................              20     5,729      5,610
Non-distributable reserves ..................              20   105,312    105,312
Retained earnings ...........................              20     2,009      2,464
                                                               --------   --------

TOTAL SHAREHOLDERS' EQUITY ..................                   173,638    173,972
                                                               --------   --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..                   349,566    364,191
                                                              =========  =========


          See accompanying notes to consolidated financial statements.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF OPERATIONS

     Automated Security (Holdings) PLC is the holding company of a group operating in the electronic security sector which designs, markets, installs, maintains and monitors electronic security systems to safeguard life and property from a wide range of hazards. The Group's principal markets are the United Kingdom with some 73% of sales and the United States with 27% of sales. Substantially all of the customers in the US and some 75% of customers in the UK are in the commercial, industrial and public sectors. The balance of services are provided in the private, residential sector.

1. SIGNIFICANT ACCOUNTING POLICIES

     Basis of financial statements

     As in previous accounting periods, the financial statements have been prepared under United Kingdom generally accepted accounting principles using the historical cost convention, with the exception that certain property has been revalued.

     Consolidation

     The consolidated financial statements incorporate Automated Security (Holdings) PLC ("Automated Security (Holdings)") and its subsidiaries (the "Group") for the year ended November 30. When subsidiaries are acquired or disposed of during an accounting period, unless they are accounted for as a pooling-of-interest, the consolidated statement of income includes the results only for that part of the period during which they are subsidiaries.

     Goodwill

     Goodwill, being the excess of the consideration on the acquisition of businesses over the fair value of the net assets acquired, is written off direct to non-distributable reserves at the date of acquisition.

     Investments

     Fixed asset investments, excluding related companies, are included at cost less amounts provided where, in the opinion of the directors, there is a permanent diminution in value.

     A company is treated as being a related company if, not being a subsidiary company, the Group is in a position to exercise significant influence over the company and the investment is considered to be long-term.

     The results and net assets of related companies are accounted for using the equity method. Accordingly, the consolidated statement of income includes the Group's share of income before taxes and taxes on income for the part of the accounting period during which the companies are treated as related. Premiums on the acquisition of related companies are written off to non-distributable reserves at the date of acquisition.

     The amounts at which investments in related companies are included in the consolidated balance sheet therefore comprise the cost of the investment less premium on acquisition together with the Group's share of retained profits or losses since the date of acquisition less any amounts provided where, in the opinion of the directors, there is a permanent diminution in value.

     Development expenditure and distribution rights

     Expenditure on development and distribution rights is written off as it is incurred.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Inventories

     Inventories are valued at the lower of cost and net realizable value on the FIFO basis. Cost of products manufactured and distributed by the Group consists of direct material and labor costs, together with appropriate overheads.

     Property and equipment

     The cost of equipment on contract hire installed by Group companies is capitalized as an operating lease. Costs comprise materials, labor and attributable overheads relating to identifiable and recoverable equipment. All other costs are written off as they are incurred.

     Depreciation and amortization

     Property and equipment is depreciated on a straight line basis at the following annual rates:


Equipment on contract hire:
 Burglar alarms .................................  7%-10%
Communication centre equipment ..................  10%-20%
Freehold buildings ..............................  2.5%
Leasehold premises and improvements .............  over unexpired period of lease
Motor vehicles ..................................  25%
Other assets ....................................  10% to 33.3%

    No depreciation is provided on freehold land.



     Equipment leased to customers

     Equipment leased to customers under finance leases is deemed to be sold at normal selling value which is taken to net sales at the inception of the lease. Debtors under finance leases represent outstanding amounts due under these agreements less finance charges allocated to future periods. Finance lease income is recognized over the primary period of the lease so as to produce a constant rate of return on the net cash investments.

     Equipment leased to customers under operating leases is capitalized in accordance with the accounting policy on property and equipment (see above). Operating lease income is accounted for on a straight line basis with any rental increases recognized during the period to which they relate.

     Operating Leases

     Rentals paid under operating leases are charged against income on a straight line basis over the period of the lease.

     Deferred taxation

     Deferred taxation is provided on the liability method in respect of timing differences between profits as computed for taxation purposes and profits as stated in the financial statements except to the extent that it is expected that the liability will not be payable in the foreseeable future. Timing differences arise mainly from the excess of tax allowances on property and equipment over the corresponding depreciation charged in the financial statements.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Foreign exchange

     Foreign currency assets and liabilities of United Kingdom companies and the financial statements of overseas subsidiaries and related companies are translated into sterling at the rates of exchange ruling at the balance sheet date. The results of overseas subsidiaries and related companies have been translated at the average exchange rate ruling during the year with the adjustment between average rates and the rates ruling at the balance sheet date being taken to reserves. The differences arising from the translation of net equity interests including goodwill in overseas subsidiaries and related companies, and of matching foreign currency loans and foreign currency swap facilities, are dealt with through reserves. All other exchange differences are dealt with in the profit and loss account.

     Pensions

     The Group operates a funded defined benefit plan for UK employees, based on final pensionable salary, with assets held in funds administered by the Trustees of the plan. The cost of providing pensions is spread on a systematic and rational basis over the period during which the Group benefits from the members' services.

     The pension costs and any necessary provisions are assessed in accordance with the advice of an independent qualified actuary. Variations from the regular cost are spread over the average remaining service lives of current employees. Outside the UK, the Group in general operates defined contribution plans for certain executives, the costs of which are recognized on the basis of contributions payable.

     Employees' Share Ownership Plan Trust

     The Group operates an Employees' Share Ownership Plan ("ESOP") Trust for directors and employees. The ESOP Trust holds shares in the Company and is financed by a loan from the Company. In prior years the net amount due from the Trust was shown in other debtors but following the publication of UITF Abstract 13 in 1995, this balance is now classified as an investment in "own shares" and the comparative figures have been restated accordingly.

     Provision is made for the diminution in the market value of the shares held by the ESOP Trust.

     Earnings per share

     Earnings per ordinary share are calculated on a basic and fully diluted basis. The basic calculation is based on total net income including discontinued operations and the weighted average number of ordinary shares in issue during the year.

     Adjusted earnings per ordinary share is calculated by dividing the net income attributable to ordinary shareholders prior to the charge for the amount written off fixed asset investments and the loss on sale of subsidiary and related companies by the weighted average number of ordinary shares in issue throughout the year. Adjusted earnings have been shown to illustrate the earnings prior to these exceptional non-recurring charges.

     Use of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


2. RESTATEMENT OF PRIOR YEAR RESULTS

     The results of prior years have been restated in two respects to accord with current accounting procedures. The results of the operations sold during 1995 have been reclassified as discontinued operations. Revenue from continuing operations has therefore been reduced by B.P.11,768,000 in 1994 and B.P.10,394,000 in 1993 and operating profit from continuing operations has been reduced by B.P.2,121,000 in 1994 and B.P.1,332,000 in 1993.

     The amounts provided in respect of the ESOP of B.P.450,000 in 1994 and B.P.200,000 in 1993 have also been reclassified in the comparative figures from general and administrative expenses to exceptional items.

3. ACQUISITIONS

     There were no acquisitions of businesses during the year ended November 30, 1995.

     During the year ended November 30, 1994 the Group acquired certain assets of Sonitrol of Eugene in the United States for an initial cash consideration of B.P.1,480,000($2,070,000) and a deferred consideration of B.P.289,000
($452,000).

     During the year ended November 30, 1993 the Group acquired Telecom Security in the UK for an initial cash consideration of B.P.6.9 million and an accrued future consideration of B.P.1.4 million.

     These companies are all in the Security Systems business and the acquisitions were accounted for as purchases. The results of operations have been included in the financial statements since their respective dates of acquisition.

4(A) ACCOUNTS AND NOTES RECEIVABLE


                                                NOVEMBER 30,
                        ---------------------------------------------------------------
                                     1994                           1995
                        ------------------------------  -------------------------------
                         WITHIN      OVER                 WITHIN       OVER
                         1 YEAR     1 YEAR     TOTAL      1 YEAR      1 YEAR     TOTAL
                        ------------------------------  -------------------------------
                        B.P.'000   B.P.'000   B.P.'000   B.P. 000   B.P.'000   B.P.'000


Trade receivables....    22,511         --     22,511     19,225         --     19,225
Finance lease
 receivables.........     3,652      4,122      7,774      2,602      6,136      8,738
                       --------   --------  ---------  ---------   --------  ---------
                         26,163      4,122     30,285     21,827      6,136     27,963
Provision for
 doubtful debts.....     (2,637)        --     (2,637)    (2,230)      (718)    (2,948)
                      ---------   --------  ---------  ---------   --------  ---------
                         23,526      4,122     27,648     19,597      5,418     25,015
Other ............        2,292         --      2,292      2,233        233      2,466
                      ---------   --------  ---------  ---------   --------  ---------
                         25,818      4,122     29,940     21,830      5,651     27,481
                      =========   ========  =========  =========   ========  =========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


4(A) ACCOUNTS AND NOTES RECEIVABLE--(CONTINUED)
     Finance lease receivables at November 30, 1995 comprised:


                                                                    B.P.'000

Future minimum lease payments ....................................   10,233
Maintenance costs ................................................     (346)
Provision for doubtful debts .....................................   (1,024)
Residual value ...................................................       --
Initial direct costs capitalized .................................       --
Unearned income ..................................................   (1,149)
                                                                    -------
Finance lease receivables.........................................    7,714
                                                                    =======


     Finance lease interest receivable of B.P.489,000 (1994: B.P.448,000; 1993:
B.P.867,000) is included in turnover and profit before interest. Finance lease rentals receivable in the year were approximately B.P.3.4 million (1994:
B.P.2.9 million; 1993: B.P.3.4 million).

     The future minimum lease payments at November 30, 1995 are receivable as follows:-

                                                                      B.P.'000


Within one year ....................................................   3,439
Between 1-2 years ..................................................   2,983
Between 2-3 years ..................................................   2,194
Between 3-4 years ..................................................   1,259
Between 4-5 years ..................................................     358
After more than 5 years ............................................      --
                                                                     -------
                                                                      10,233
                                                                     =======

4(B) PREPAYMENTS AND ACCRUED INCOME


                                                               NOVEMBER 30,
                                                           --------------------
                                                              1994       1995
                                                           ---------  ---------
                                                           B.P. '000  B.P. '000

                                                              3,286      3,195
                                                           ========   ========


Included in prepayments is a pension prepayment of B.P.87,000 (1994: B.P.151,000).


5. INVENTORIES

                                                               NOVEMBER 30,
                                                           --------------------
                                                             1994       1995
                                                           ---------  ---------
                                                           B.P. '000  B.P. '000
Work in progress ........................................     3,388      1,079
Raw materials and components ............................       738         13
Finished goods ..........................................     3,969      3,508
                                                          ---------  ---------
                                                              8,095      4,600
                                                          =========  =========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


6. INVESTMENT IN RELATED COMPANIES


                                            OTHER        SHARE
                                      INVESTMENTS   NET ASSETS       TOTAL
                                      -----------   ----------   ---------
                                        B.P. '000     B.P.'000   B.P. '000

At December 1, 1994 ..............            327        2,708       3,035
Additions ........................             --          232         232
Premium on acquisition ...........             --         (232)       (232)
Exchange adjustments .............             --          (24)        (24)
Disposals ........................             --       (3,409)     (3,409)
Share net income .................             --          (55)        (55)
                                          -------       -------    -------
At November 30, 1995 .............            327         (780)       (453)
                                          =======       =======    =======


                                                                      PERCENTAGE
                                                                         HELD              INVESTMENT
                                                                      -----------     -------------------
                                                        ACCOUNTS
SHARE OF NET ASSETS/LIABILITIES                       PREPARED TO    1994   1995         1994       1995
                                                     --------------   ----   ----         ----       ----
                                                                         %      %     B.P.'000   B.P.'000

TVX Inc ...........................................  September 30      41      40         (170)      (780)
Compagnie Generale de Protection et Securite SA ...       --           40      --        2,740         --
Microtech Security (UK) Limited ...................       --           25      --          138         --
Arius Inc .........................................  In Chapter 7      43      43           --         --
                                                                                      --------   --------
                                                                                         2,708       (780)
                                                                                      ========   ========


     No share of profits has been incorporated in respect of Arius Inc and full provision was made in 1994 for all the Group's investment, loans and liabilities in respect of this company.

     Other investments at November 30, 1995 comprise 48.5% of the Redeemable Preferred Stock par value $0.01, of TVX Inc.

7. OTHER INVESTMENTS

(A) LOANS

                                                                        B.P.'000

At December 1, 1994 .................................................        646
Exchange adjustments ................................................          8
                                                                          ------
At November 30, 1995 ................................................        654
                                                                          ======


     Other investments at November 30, 1995 and November 30, 1994 relate to loans to TVX Inc.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


7. OTHER INVESTMENTS--(CONTINUED)

(B) OWN SHARES


     GROUP AND COMPANY                                                   B.P.'000
     -----------------

     COST
     At December 1, 1994 (as previously stated) ......................         --
     Transferred from other debtors ..................................      5,930
                                                                         --------
     At December 1, 1994 (as restated) and at November 30, 1995.......      5,930
                                                                         --------
     PROVISIONS
     At December 1, 1994 (as previously stated) ......................         --
     Transferred from other debtors ..................................     (2,250)
                                                                         --------
     At December 1, 1994 (as restated) ...............................     (2,250)
     Charge for the year .............................................     (3,066)
                                                                         --------
     At November 30, 1995 ............................................     (5,316)
                                                                         --------
     NET BOOK VALUE
     At November 30, 1995 ............................................        614
                                                                         ========
     At November 30, 1994 ............................................      3,680
                                                                         ========


     Own shares held relate to the ESOP Trust. The Company has loans outstanding from the Trust of B.P.5.9 million and its principal assets are investments in the Company's shares. At November 30, 1995 the ESOP Trust held the following shares in the company:-

                                                                MARKET VALUE
                                                               AT NOVEMBER 30,
                                                                     1995
                                                            ---------------------
                                                    NO.     PER SHARE   B.P. '000
                                                 ---------

Ordinary Shares of 10p each ....................  2,124,582        24p        510

5% Convertible Cumulative Redeemable Preference
  Shares of B.P.1 each .........................     70,000      38.5p         27

6% Convertible Cumulative Redeemable Preference
  Shares of B.P.1 each .........................    200,000      38.5p         77
                                                                         --------
                                                                              614
                                                                         --------


     The ESOP executive share option scheme (the "Scheme") involves a participant being granted an option to subscribe for Ordinary Shares of the Company at a price based on the market price of such Ordinary Shares at the date of the grant. All directors and employees of the Group may participate in the Scheme at the discretion of the Board of directors. The maximum number of shares which may be granted to any recipient is restricted by reference to a formula based upon the annual remuneration of the individual director or employee. The options are exercisable during a period between three and ten years after the date of the grant (and in certain cases between three and seven years from the date of the grant ) with the last date for such exercise varying between 1996 and 2000. The prices at which the options are exercisable are in the range of B.P.2.45 per share to B.P.2.693 per share. At November 30, 1995 there were 722,000 Ordinary Shares subject to option under the Scheme.

     The costs of the ESOP have been met by the Trust and the ESOP has not waived any dividends due on the Company's shares.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


8. PROPERTY AND EQUIPMENT

                                                EQUIPMENT                MOTOR
                                                       ON   COMMUN-  VEHICLES,
                                       LAND AND  CONTRACT   ICATION   FIXTURES
                                      BUILDINGS      HIRE   CENTRES    & PLANT     TOTAL
                                      ---------  --------  --------  ---------  --------
                                       B.P.'000  B.P.'000  B.P.'000   B.P.'000  B.P.'000
COST OR VALUATION
Balance, November 30, 1992 ..........     5,126   268,472        --     15,365   288,963

Transfers ...........................        --    (8,616)    6,524      2,092        --
Exchange rate adjustment ............        14       128        16         14       172
On acquisition ......................       455     5,145        --        283     5,883
Additions ...........................       532    51,204     2,692      4,592    59,020
Disposals ...........................      (311)  (15,954)   (1,091)    (5,812)  (23,168)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1993 ..........     5,816   300,379     8,141     16,534   330,870

Exchange rate adjustment ............       (69)   (2,980)     (235)      (361)   (3,645)
Additions ...........................        24    41,090       659      1,830    43,603
Disposals ...........................      (627)  (15,256)     (104)    (2,800)  (18,787)
Other movements (see note (b)) ......        --    (9,987)       --         --    (9,987)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1994 ..........     5,144   313,246     8,461     15,203   342,054

Exchange rate adjustment ............        50     2,345         3        138     2,536
Reclassification ....................       255        --      (255)        --        --
Additions ...........................         8    35,919       288      2,287    38,502
Disposals ...........................       (61)  (17,913)   (3,830)    (5,245)  (27,049)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1995 ..........     5,396   333,597     4,667     12,383   356,043
                                       ========  ========  ========  =========  ========

ACCUMULATED DEPRECIATION
Balance, November 30, 1992 ..........        69    81,502        --      6,489    88,060
Transfers ...........................        --    (2,812)    1,949        863        --
Charged in the year .................       168    36,804       864      3,099    40,935
Exchange rate adjustment ............        (5)     (111)        7          9      (100)
Disposals ...........................        (6)  (15,954)     (770)    (3,486)  (20,216)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1993 ..........       226    99,429     2,050      6,974   108,679

Charged in the year .................       315    34,361     1,206      3,069    38,951
Exchange rate adjustment ............        (2)     (795)      (75)      (187)   (1,059)
Disposals ...........................       (90)  (15,256)     (103)    (2,336)  (17,785)
Other movements (see note (b)) ......        --    (9,987)       --         --    (9,987)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1994 ..........       449   107,752     3,078      7,520   118,799

Charged in the year (see note (a)) ..       394    28,308     2,514      3,396    34,612
Exchange rate adjustment ............         5       865         6         76       952
Disposals ...........................       (14)  (17,252)   (3,828)    (4,612)  (25,706)
                                       --------  --------  --------  ---------  --------
Balance, November 30, 1995 ..........       834   119,673     1,770      6,380   128,657
                                       ========  ========  ========  =========  ========

NET BOOK VALUE
Balance, November 30, 1993 ..........     5,590   200,950     6,091      9,560   222,191
                                       ========  ========  ========  =========  ========
Balance, November 30, 1994 ..........     4,695   205,494     5,383      7,683   223,255
                                       ========  ========  ========  =========  ========
Balance, November 30, 1995 ..........     4,562   213,924     2,897      6,003   227,386
                                       ========  ========  ========  =========  ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



8. PROPERTY AND EQUIPMENT--(CONTINUED)
     (A) The depreciation provision for the year includes B.P.1,351,000 in Communication Centres and B.P.997,000 in Motor Vehicles, Fixtures and Plant in respect of accelerated depreciation leasehold improvements, computer equipment and business systems at API.

     (B) Other movements in equipment on contract hire relate to the elimination of balances in respect of systems which have been fully depreciated and where the related contract has been cancelled in previous years.

     (C) The net book value of fixed assets includes B.P.Nil (1994: B.P. 181,000; 1993: B.P.355,000) in respect of assets held under finance leases. The depreciation charge in respect of these assets was B.P.82,000 (1994:
B.P.99,000; 1993: B.P.174,000).

     (D) LAND AND BUILDINGS

                                                             1994      1995
                                                           --------  --------
                                                           B.P.'000  B.P.'000
The net book values of land and buildings comprise:
Freehold buildings ................................          2,173     2,128
                                                          --------  --------
Leaseholds over 50 years ..........................            954     1,136
Other leaseholds ..................................          1,568     1,298
                                                          --------  --------
Total leaseholds ..................................          2,522     2,434
                                                          --------  --------
Total land and buildings ..........................          4,695     4,562
                                                          ========  ========

      The amount attributable to freehold land included above is B.P.709,000 (1994: B.P.709,000).

      The analysis of the gross book value is as follows:

Cost ..............................................          3,534     3,786
1992 Valuation ....................................          1,610     1,610
                                                         ---------  --------
Gross Value .......................................          5,144     5,396
                                                         =========  ========

The net book value of land and buildings, determined by reference to their historical costs, is as follows:

Cost ..............................................          5,144     5,396
Depreciation ......................................           (449)     (834)
                                                         ---------   -------
Net book value at historical cost .................          4,695     4,562
                                                        ==========   =======


     (E) CAPITAL COMMITMENTS OUTSTANDING ARE AS FOLLOWS:

                                                              NOVEMBER 30,
                                                         --------------------
                                                            1994       1995
                                                         ---------  ---------
                                                         B.P. '000  B.P. '000
Contracts placed ....................................          228       475
                                                         =========  ========
Expenditure authorized but not contracted for .......          706     1,972
                                                         =========  ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



9. SHORT-TERM DEBT

                                                              NOVEMBER 30,
                                                          --------------------
                                                            1994       1995
                                                          ---------  ---------
                                                          B.P. '000  B.P. '000

  Bank loans and overdrafts (unsecured) (see note 12) ..     82,278     82,992
  Current portion of long-term debt (see note 12) ......        290        112

                                                          ---------  ---------
                                                             82,568     83,104
                                                          =========  =========


10. DIVIDENDS

     The Directors have not recommended payment of a dividend in respect of the Ordinary Shares for 1995 or 1994. All of the preference dividends were paid for 1994 but in 1995 only the interim dividends have been paid on the due date. The balance of the preference dividends has been accrued but it should be noted that the Company is unlikely to be in a position to pay Preference or Ordinary dividends to shareholders for the time being.

                                                              NOVEMBER 30,
                                                          --------------------
                                                            1994       1995
                                                          ---------  ---------
                                                          B.P. '000  B.P. '000
  Interim dividends:
  Ordinary Shares: Nil (1994: Nil) per Share ...........         --         --
  Preference Share dividends ...........................      1,420      1,420
                                                          ---------  ---------
                                                              1,420      1,420
                                                          ---------  ---------
  Final Dividends:
  Ordinary Shares: Proposed Nil (1994: Nil) per Share ..         --         --
  Preference Share dividends ...........................      1,419      1,419
                                                          ---------  ---------
                                                              1,419      1,419
                                                          ---------  ---------
  Total dividends                                             2,839      2,839
                                                          =========  =========


11. OTHER CURRENT LIABILITIES

                                                               NOVEMBER 30,
                                                           --------------------
                                                             1994       1995
                                                           ---------  ---------
                                                           B.P. '000  B.P. '000
  Corporation tax payable ..............................      2,690      2,797
  Other creditors ......................................      9,781      3,684
  Accruals .............................................     16,063     16,868
  Other taxes and social security ......................      3,984      3,269
                                                          ---------  ---------
                                                             32,518     26,618
                                                          =========  =========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



12. LONG-TERM DEBT

                                                                NOVEMBER 30,
                                                           --------------------
                                                                1994       1995
                                                           ---------  ---------
                                                           B.P. '000  B.P. '000

8.28% Senior Notes .......................................    35,019     36,707
9.5% Convertible Capital Bonds 2006 ......................    43,693     43,813
Unsecured bank loans .....................................        --        409
Obligations under finance lease contracts ................       290        148
                                                           ---------  ---------
                                                              79,002     81,077
Less: current portion (see note 9) .......................      (290)      (112)
                                                           ---------  ---------
                                                              78,712     80,965
                                                           =========  =========


     (A) BANK LOANS

     At November 30, 1995 the Group had bank facilities totalling approximately B.P.89.0 million, of which approximately B.P.83.4 million were committed including B.P.66.3 million under the Multiple Option Facility which was previously underwritten by the banks concerned until May 14, 1996. All of the maturity dates of the committed facilities have been extended to January 2, 1998 by a Credit Agreement dated December 21, 1995 which gives security to the banks over the majority of the assets of the Group. Of these facilities, the Group has drawn down amounts in both pounds sterling and US dollars. The average rates of interest charged in 1995 were 7.7% for sterling borrowings and 7.4% for US dollar borrowings. All other loans are at variable rates of interest ranging between 7% and 9%. The average rate of interest paid on short term borrowings during the year was 7.6% (1994: 5.2%; 1993: 5.0%).

     (B) SCHEDULED MATURITIES OF LONG TERM DEBT ARE AS FOLLOWS:

                                                                NOVEMBER 30,
                                                           --------------------
                                                                1994       1995
                                                           ---------  ---------
                                                           B.P. '000  B.P. '000
Repayable:
Within one year (see note 9) ...........................        290        112
Between one and two years ..............................         --         36
Between two and three years ............................         --         --
Between three and four years (8.28% Senior
 Notes--see note (c)) ..................................         --     36,707
Between four and five years (1994: 8.28% Senior Notes,
 see note (c)) .........................................     35,019         --
After five years (1994: Convertible Capital Bonds,
 see note (e)) .........................................     43,693     44,222
                                                          ---------  ---------
                                                             79,002     81,077
                                                          =========  =========


     (C) 8.28% SENIOR NOTES

     On May 27, 1994 the Company issued $60,721,638, 8.28% Senior Notes of which $5,643,273 was in respect of yield maintenance. The Notes were due for repayment on May 27, 1999. The notes were issued to The Prudential Insurance Company of America to replace the Stapled Units previously issued by API Security Inc, a subsidiary company. The effective interest rate including yield maintenance is 10.73% per annum. The maturity date of the Senior Notes has been amended to January 2, 1998 by agreement dated December 21, 1995 when it was agreed that the Noteholders would share in the security given to the banks.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


12. LONG-TERM DEBT--(CONTINUED)

     (D) CONVERTIBLE CAPITAL BONDS

     On May 31, 1991 ASH Capital Finance (Jersey) Limited, a subsidiary of Automated Security (Holdings) issued B.P.60 million 9.5 per cent Convertible Capital Bonds due 2006, which are guaranteed on a subordinated basis by Automated Security (Holdings). The Bonds are convertible on and after July 10, 1991 into fully paid 2 per cent Exchangeable Redeemable Preference Shares in ASH Capital Finance (Jersey) Limited ("Preference Shares"), guaranteed on a subordinated basis by Automated Security (Holdings). The Preference Shares are redeemable at their paid-up value of 1p each and are exchangeable for fully paid Ordinary Shares in Automated Security (Holdings) at a price of 250p per Ordinary Share, subject to adjustment under certain circumstances.

     Under the terms of the issue, Automated Security (Holdings) may require conversion of any outstanding Bond if 85% of issue has been previously converted or purchased and cancelled, in which case the bondholders may elect for redemption in lieu of conversion. In addition, Automated Security (Holdings) also has the right at any date after May 31, 1996 to require the redemption of all bonds.

     The balance at November 30, 1995 is shown net of unamortized issue costs of B.P.1,126,000 (1994: B.P.1,246,000) in accordance with FRS4.

13. NON-CURRENT LIABILITIES

                                                                       B.P. '000

Balance, November 30, 1993 ...........................................   12,769
Exchange adjustments .................................................      (66)
Other creditors ......................................................    2,551
Utilized/paid during the year:
--Arising on acquisitions ............................................     (547)
--Maintenance and warranties .........................................   (1,350)
--Currency hedging payments ..........................................   (5,349)
Transferred to property and equipment ................................   (4,100)
                                                                        -------
Balance, November 30, 1994 ...........................................    3,908

Exchange adjustments .................................................       13
Other creditors ......................................................    1,774
Utilized/paid during the year:
--Arising on acquisitions ............................................      (33)
--Maintenance and warranties .........................................     (277)
                                                                        -------
Balance, November 30, 1995 ...........................................    5,385
                                                                        =======


     The Group had various hedging arrangements to offset any gains or losses on the translation of net equity interest in overseas subsidiaries, principally in the United States. These hedging arrangements previously included currency loans, forward exchange contracts and currency swaps. Throughout 1995 and at November 30, 1995 hedging arrangements relate only to US$ loans.

     As part of the hedging arrangements in previous years the Company entered into a callable currency swap with a bank whereby the company had a right at November 30, 1993 to receive some B.P.18.2 million and an obligation to pay US $35 million. The swap was cancelled on April 20, 1994. Gains and losses on the translation of net equity interests in overseas subsidiaries and matching foreign currency loans, forward contracts and swap facilities are recorded as a charge or credit directly to shareholders' equity.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


13. NON-CURRENT LIABILITIES--(CONTINUED)

Other non-current liabilities may be analyzed as follows:


                                                              NOVEMBER 30,
                                                          --------------------
                                                               1994       1995
                                                          ---------  ---------
                                                          B.P. '000  B.P. '000

Acquisition reorganization costs .......................        503        470
Future maintenance provisions ..........................        854        590
                                                          ---------  ---------
Total provisions .......................................      1,357      1,060
Other creditors ........................................      2,551      4,325
                                                          ---------  ---------
                                                              3,908      5,385
                                                          =========  =========


     During 1994 the provision for cancelled contracts was transferred to depreciation on equipment on contract hire in property and equipment. See note
8. The amounts shown above as provisions of B.P.1,060,000 in 1995 and B.P.1,357,000 in 1994 are described as "provisions for liabilities and charges" under UK GAAP.

14. DERIVATIVE FINANCIAL INSTRUMENTS

     As part of the Group's currency hedging arrangements discussed above the company previously used a US dollar currency swap facility to manage its exposure to fluctuations in US dollar exchange rates. This facility was repaid in April 1994 and the Group no longer uses any derivative instruments for currency hedging. US dollar assets are now matched using US currency loans and the Group has no derivative financial instruments.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


15. COST OF SALES AND EXPENSE ANALYSIS


                                                                 1993      1994      1995
                                                             --------  --------  --------
                                                             B.P.'000  B.P.'000  B.P.'000

COST OF SALES
Continuing Operations .....................................    89,554    98,739    99,310
Discontinued Operations ...................................    16,214     9,496     6,201
                                                             --------  --------  --------
                                                              105,768   108,235   105,511
                                                             ========  ========  ========

GENERAL AND ADMINISTRATIVE EXPENSES
Continuing Operations .....................................    30,166    33,740    39,081
Discontinued Operations ...................................     5,610     3,495     2,572
                                                             --------  --------  --------
                                                               35,776    37,235    41,653
                                                             ========  ========  ========

General and administrative expenses comprise:
Continuing operations:
 Distribution costs .......................................    13,959    14,592    12,878
 Administrative expenses ..................................    16,207    19,148    26,203
                                                             --------  --------  --------
                                                               30,166    33,740    39,081
                                                             --------  --------  --------

Discontinued operations:
 Distribution costs .......................................     1,250       589       267
 Administrative expenses ..................................     4,360     2,906     2,305
                                                             --------  --------  --------
                                                                5,610     3,495     2,572
                                                             --------  --------  --------
Total .....................................................    35,776    37,235    41,653
                                                             ========  ========  ========

SHARE OF RELATED COMPANIES
Continuing Operations .....................................      (135)     (154)     (586)
Discontinued Operations ...................................       547       915       596
                                                             --------  --------  --------
                                                                  412       761        10
                                                             ========  ========  ========

NET INCOME IS RESTATED AFTER CHARGING/(CREDITING):
Depreciation ..............................................    40,935    34,851    34,612
Capitalized in respect of equipment on contract hire ......   (51,204)  (41,090)  (35,919)
Hire of plant and machinery ...............................       843       887       842
Other operating lease and hire charges ....................     6,502     9,243     9,402
(Profit)/loss on disposal property and equipment ..........       621      (962)     (239)
Auditors' remuneration ....................................       386       410       400
Currency exchange (gains) losses ..........................      (127)       10       (26)
Development expenditure ...................................     1,250       430       191
EU grant receivable .......................................      (287)     (356)       --


     Finance lease interest receivable of B.P.489,000 (1994: B.P.448,000; 1993:
B.P.867,000) is included in sales and profit before interest. Finance lease rentals receivable in the year were approximately B.P.3.4 million (1994:
B.P.2.9 million; 1993: B.P.3.4 million). Included within cost of sales is the cost of assets for rental under finance leases of approximately B.P.3.0 million (1994: B.P.3.5 million; 1993: B.P.2.6 million). The remuneration paid to the auditors in respect of non-audit services during 1995 amounted to B.P.251,000 (1994: B.P.308,000; 1993: B.P.245,000).

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


16. EXCEPTIONAL ITEMS


                                                         (AS RESTATED)  (AS RESTATED)
                                                                  1993           1994      1995
                                                         -------------  -------------  --------
                                                              B.P.'000       B.P.'000  B.P.'000

Exceptional operating expenses ........................             --         (2,575)   (5,484)
Loss on sale of discontinued operations ...............             --             --    (5,675)
Restructuring and reorganization costs ................         (1,378)            --        --
Amounts written off fixed asset investments ...........           (200)       (20,602)   (3,066)
                                                         -------------  -------------  --------
                                                                (1,578)       (23,177)  (14,225)
                                                         =============  =============  ========
Analyzed as follows:
Restructuring and reorganization ......................         (1,378)            --        --
Amount paid to former Chairman ........................             --           (993)       --
Refinancing costs .....................................             --         (1,582)   (3,136)
API Security costs ....................................             --             --    (2,348)
Amounts written off ESOP ..............................           (200)          (450)   (3,066)
Amounts written off investments and loans .............             --           (862)       --
Other provisions ......................................             --         (1,925)       --
Profit on sale of subsidiary and related companies
 based on the consolidated carrying value .............             --             --     3,168
Less: Goodwill on acquisition of subsidiary and
 related companies previously written off to reserves .             --        (17,365)   (8,843)
                                                         -------------  -------------  --------
                                                                (1,578)       (23,177)  (14,225)
                                                         =============  =============  ========


     Exceptional operating expenses in 1995 relate to refinancing costs of B.P.3,136,000 and costs in API Security of B.P.2,348,000. Refinancing costs relate to fees to professional advisers and other third parties in connection with the refinancing of the Group. The additional charges at API Security relate to the write off of existing computer systems and leasehold improvements of $3.7 million as a result of the Board's decision to move to smaller and less expensive premises on expiry of the present lease in May 1996 and the implementation of enhanced computer monitoring and business systems.

     The 1995 loss on the sale of discontinued operations relates to the sale of a subsidiary undertaking, Modern Vitalcall Limited, the business of Modern Integrated Systems and the Group's investment in two associated undertakings, Compagnie Generale de Protection et Securite SA and Microtech Security (UK) Limited. The total consideration receivable amounted to B.P.9.3 million of which B.P.0.1 million is receivable in 1996 and B.P.0.5 million is in the form of Loan Notes.

     As part of the Company's share option schemes the group established the Automated Security (Holdings) PLC Employees' Share Ownership Plan ("ESOP"). The ESOP has a loan of B.P.5.9 million from the Company and its assets consist principally of investments in the Company's shares.

     In accordance with Urgent Issues Task Force Abstract 13, issued on June 8, 1995, the amount receivable from the ESOP is reclassified as a fixed asset investment (see note 7b) and any permanent diminution in value is charged to the profit and loss account. The Board believes that a prudent method of application of this Abstract is to value the shares held by the ESOP at the market prices as at November 30, 1995. Consequently the shortfall between the market value of the ESOP's shares and the amount receivable from the ESOP has been charged to the profit and loss account in the current year. The provisions made in previous years (1994: B.P.450,000 and 1993: B.P.200,000) have been reclassified as exceptional items in the above analysis.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


16. EXCEPTIONAL ITEMS--(CONTINUED)

     Exceptional items in 1994 also include B.P.993,000 paid to the former Chairman on termination of his employment within the Group and B.P.1,582,000 of refinancing costs.

     Exceptional items in 1993 also relate to the refocusing and fundamental reorganization carried out within the security systems segment, and the closure of the Group's manufacturing operations.

17. BUSINESS SEGMENT INFORMATION

     Set out below is information with respect to the Group's principal business segments and geographical regions. The Group's principal business relates entirely to Security Systems. Security Systems provides intruder alarms, various central station monitoring services, integrated security systems and other detection systems to customers in commercial, industrial, residential and public sectors.

                                                  1993           1994      1995
                                         -------------  -------------  --------
                                              B.P.'000       B.P.'000  B.P.'000

Business segments
Net sales .............................        160,775        166,071   163,349
                                         =============  =============  ========

                                                  1993           1994
                                         (AS RESTATED)  (AS RESTATED)      1995
                                         -------------  -------------  --------
                                              B.P.'000       B.P.'000  B.P.'000
Income before taxes:
Security systems ......................         22,793         25,306    25,506
Corporate .............................         (3,562)        (2,130)   (3,837)
Share of profits of related companies .            412            761        10
Net interest ..........................        (10,754)       (12,514)  (14,862)
Exceptional items .....................         (1,578)       (23,177)  (14,225)
                                         -------------  -------------  --------
                                                 7,311        (11,754)   (7,408)
                                         =============  =============  ========

Interest payable comprises:
On loans repayable:
 --after five years ...................          8,747          6,331     4,389
 --wholly within five years ...........          3,276          6,364    10,646
                                         -------------  -------------  --------
                                                12,023         12,695    15,035
                                         =============  =============  ========

Interest receivable ...................          1,269            181       173
                                         =============  =============  ========

Business Segments
Identifiable assets:
Security Systems ......................        271,694        267,812   268,505
Related companies and investments .....         18,905          3,681       201
Corporate .............................          5,410          4,378       707
                                         -------------  -------------  --------
                                               296,009        275,871   269,413
                                         =============  =============  ========

Depreciation charged in the year ......         40,935         34,851    34,612
                                         =============  =============  ========

Capital expenditure in the year* ......         59,020         43,603    38,502
                                         =============  =============  ========

-------------------
*Capital expenditure includes the cost of equipment rented to customers under operating leases.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


17. BUSINESS SEGMENT INFORMATION--(CONTINUED)



                                            1993            1994
                                       (AS RESTATED)   (AS RESTATED)    1995
                                      --------------   -------------  --------
                                         B.P.'000        B.P.'000     B.P.'000
Geographical Analysis
Net Sales:
Continuing operations
 UK .............................          95,687         106,771     108,191
 USA ............................          43,515          43,503      41,864
 Ireland.........................           3,934           4,029       3,678
                                      -----------     -----------    --------
                                          143,136         154,303     153,733
Discontinued operations .........          17,639          11,768       9,616
                                      -----------     -----------    --------
                                          160,775         166,071     163,349
                                      ===========     ===========    ========

Income Before Taxes:
Continuing operations:
 UK .............................          15,387          18,252      15,398
 USA ............................           7,315           6,628       5,583
 Ireland.........................             579            (635)       (741)
                                      -----------     -----------    --------
                                           23,281          24,245      20,240
Discontinued operations .........          (3,638)           (308)      1,439
                                      -----------     -----------    --------
                                           19,643          23,937      21,679
Exceptional items ...............          (1,578)        (23,177)    (14,225)
Interest payable (net) ..........         (10,754)        (12,514)    (14,862)
                                      -----------     -----------    --------
                                            7,311         (11,754)     (7,408)
                                      ===========     ===========    ========

Identifiable Assets:
 UK .............................         199,616         195,994     191,704
 USA ............................          86,075          68,964      69,980
 Ireland.........................          10,318          10,913       7,729
                                      -----------     -----------    --------
                                          296,009         275,871     269,413
                                      ===========     ===========    ========


18. TAXES ON INCOME

                                                         1993      1994      1995
                                                       --------  --------  --------
                                                       B.P.'000  B.P.'000  B.P.'000
The charge of income taxes consists of the following:
Current tax:
   UK ...............................................        --        --        --
   Overseas .........................................       112       (64)       65
Share of tax charge of related companies ............        45        78       173
Deferred tax ........................................        --        --        --
Advance Corporation Tax written off as
 presently irrecoverable ............................     2,270       710       705
Prior year adjustments ..............................      (627)      276      (143)
                                                       --------  --------  --------
                                                          1,800     1,000       800
                                                       ========  ========  ========

     Advance Corporation Tax (ACT) written off in 1995 includes ACT of B.P.355,000 in respect of accrued Preference Dividends. No tax is payable in respect of the sale of discontinued operations in 1995.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

18. TAXES ON INCOME--(CONTINUED)

     A reconciliation of the difference between the statutory UK rate and the Group's effective tax rate is as follows:

                                                          1993      1994      1995
                                                      --------  --------  --------
                                                      B.P.'000  B.P.'000  B.P.'000
"Expected" income tax at UK statutory rate of 33% ..     2,413    (3,879)   (2,445)
Movement in potential liability for deferred tax ...        44      (558)     (354)
Tax reallocation on fair value adjustments .........      (314)       --        --
Advance Corporation Tax written off ................     2,270       710       705
Adjustments relating to prior periods ..............      (627)      276      (143)
Permanent differences ..............................    (1,519)    4,602     2,903
Other differences, individually not significant ....      (467)     (151)      134
                                                      --------  --------  --------
                                                         1,800     1,000       800
                                                      ========  ========  ========

     In accordance with the Group's accounting policy no provision for deferred taxation was required in 1993, 1994 or 1995. Permanent differences principally related to the results of overseas operations which did not incur a tax charge under UK GAAP.

     The total potential liability for deferred tax under UK GAAP is as follows:-


                                                                       NOVEMBER 30,
                                                                   ------------------
                                                                     1994      1995
                                                                   --------  --------
                                                                   B.P.'000  B.P.'000
Accelerated capital allowances on property and equipment ........    13,137    12,438
Other timing differences ........................................    (1,725)   (1,456)
                                                                   --------  --------
                                                                     11,412    10,982
Less: Advance Corporation Tax ...................................    (6,439)   (6,363)
                                                                   --------  --------
Potential deferred tax ..........................................     4,973     4,619
                                                                   ========  ========


The total potential liability for deferred tax under US GAAP is as follows:-

                                        NOVEMBER 30,                 NOVEMBER 30,
                                 -------------------------    -------------------------
                                     1994         1994           1995          1995
                                 -----------   -----------    -----------   -----------
                                   B.P.'000     B.P.'000       B.P.'000      B.P.'000
Deferred tax assets:
Losses ..........................   21,383                      24,484
Valuation allowances ............   (7,116)                     (6,088)
                                  --------                    --------
                                                 14,267                       18,396
Short term temporary
 differences ....................    1,725                       1,456
Valuation allowance .............       --                          --
                                  --------                    --------
                                                  1,725                        1,456
Advance Corporation Tax .........   10,500                      11,205
Valuation allowance .............   (4,061)                     (4,842)
                                  --------                    --------
                                                  6,439                        6,363
Deferred tax liabilities ........               (38,367)                     (43,041)
                                               --------                     --------
Net deferred tax liability ......               (15,936)                     (16,826)
                                               ========                     ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

19. PENSIONS

     The Group operates a contributory defined benefits plan (the "Plan") available for all full-time permanent employees in the UK who have attained the age of 18. The benefits are related to final pensionable salary and pensionable service. The amount charged for the Plan in the year ended November 30, 1995 was B.P.1,181,000 (1994: B.P.1,160,000, 1993: B.P.1,098,000) net of member contributions. Including member contributions the charge was B.P.1,772,000 in 1995, B.P.1,705,000 in 1994 and B.P.1,654,000 in 1993.

     The latest actuarial valuation of the plan was carried out at April 1, 1994 using the Projected Unit method, to assess the finances of the Plan and to determine pensions costs. For the valuation, certain long term assumptions were employed, the most important being:

       (i) Investment return: 8.5% per annum compound

      (ii) Dividend increases: average of 4.0% per annum

     (iii) Pensionable salary growth: 6.5% per annum compound

      (iv) Increases to pensions in payment in excess of GMP's: 0.7% per annum compound

       (v) Increases to deferred pensions: 5% per annum compound.

     At April 1, 1994, the market value of the assets of the UK Pension Fund was B.P.30.2 million. The actuarial value of the assets amounted to 119% of the value of the accrued liabilities of the Fund after allowing for the assumed increases in pensionable salary. The surplus assets in the Fund are being used to reduce the Group's long-term contributions to the Fund. The effect upon Group profit is not significant. Overseas, the Group in general operates defined contribution plans for certain executives, the costs of which are recognised on the basis of contributions payable. The contributions in the year ended November 30, 1995 were B.P.382,000 (1994: B.P.557,000, 1993:
B.P.705,000).

     The amount charged to income in respect of all pension plans was B.P.1,563,000 in 1995, B.P.1,717,000 in 1994 and B.P.1,803,000 in 1993.

     Under UK GAAP, the cost of providing pension benefits may be calculated by the use of any actuarial method which is appropriate and whose assumptions reflect the long-term nature of the assets and liabilities involved. Under US GAAP, the cost of providing these benefits are calculated in accordance with Statement of Financial Accounting Standards No. 87 which requires the use of the projected unit method and a discount rate (being the rate of interest at which pension liabilities could effectively be settled) which reflects current market rates.

     Including members' contributions, the pension expense for the UK defined benefits plan in accordance with US GAAP on this basis is as follows:



                                                             November 30,
                                                     ----------------------------
                                                       1993      1994      1995
                                                     --------  --------  --------
                                                     B.P.'000  B.P.'000  B.P.'000
Service costs of benefits earned during the year ..     1,696     2,031     2,207
Interest costs on projected benefit obligations ...     1,687     2,246     3,079
Actual return on assets ...........................     1,571    (2,919)   (4,570)
Deferred asset gain/(loss) ........................    (3,760)      298     1,428
Net amortization ..................................       460      (146)      (86)
                                                     --------  --------  --------
                                                        1,654     1,510     2,058
                                                     ========  ========  ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

19. PENSIONS--(CONTINUED)
     The actuarial present value of benefit obligations and the funded status of the UK plan in accordance with US GAAP are as follows:


                                                            November 30,
                                                   ----------------------------
                                                     1993      1994      1995
                                                   --------  --------  --------
                                                   B.P.'000  B.P.'000  B.P.'000
Accumulated benefit obligations:
 Vested........................................     20,750    28,400    23,700
 Non-vested....................................         --        --        --
                                                  --------  --------  --------
Total accumulated benefit obligations..........     20,750    28,400    23,700
                                                  ========  ========  ========

Total projected benefit obligations............     24,157    33,378    27,300
Plan assets at fair value......................    (26,773)  (30,848)  (36,593)
                                                  --------  --------  --------
Excess of obligations over assets..............     (2,616)    2,530    (9,293)
Unrecognised transition asset..................      1,461     1,217       974
Unrecognised prior service cost................       (779)     (681)   (1,424)
Unrecognised (loss)/gain.......................      1,634    (3,412)    9,780
                                                  --------  --------  --------
Net pension provision/(prepayment).............       (300)     (346)       37
                                                  ========  ========  ========

     The main actuarial assumption underlying this valuation is as follows:



                                                               November 30,
                                                           --------------------
                                                           1993    1994    1995
                                                           ----    ----    ----
                                                             %      %     %
Discount rate ...........................................   9.0     9.0     8.0
                                                           ----    ----    ----
Return on assets ........................................  10.0    10.0     8.5
Compensation increases ..................................   8.0     8.0     6.5
                                                           ====    ====    ====

     The effect of applying US GAAP in the calculation of the UK pension expense compared with the results in accordance with UK GAAP is Nil in 1993, a reduction in 1994 of B.P.195,000 and a charge of B.P.286,000 in 1995. These amounts were not considered sufficiently material to record as a significant difference between UK GAAP and US GAAP in note 28.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

20. RESERVES

                                                                                             B.P.'000
(A)  ADDITIONAL PAID-IN CAPITAL
At November 30, 1994...............................................................             5,729
Share premiums received............................................................                 2
Expenses of issue..................................................................                (1)
Amortized Convertible Capital Bond issue costs transferred
 from retained earnings............................................................              (120)
                                                                                              -------
At November 30, 1995...............................................................             5,610
                                                                                              =======

                                                                                     GROUP   COMPANY
                                                                                   --------  --------
                                                                                   B.P.'000  B.P.'000

(B) NON-DISTRIBUTABLE RESERVES
At November 30, 1994 ............................................................   (90,681)  105,312
Goodwill in the year written off ................................................      (232)       --
Goodwill of subsidiary and associated undertakings transferred to profit and loss
 account ........................................................................     8,843        --
Exchange adjustments on:
 Net investments including goodwill .............................................     3,387        --
 Hedging arrangements ...........................................................    (1,777)       --
 Goodwill .......................................................................    (1,972)       --
                                                                                   --------   -------
At November 30, 1995 ............................................................   (82,432)  105,312
                                                                                   ========   =======

     Non-distributable reserves of the Company at November 30, 1995 and 1994 comprise Special Reserves of B.P.82,118,000, Merger Reserves of B.P.23,114,000 and Other Reserves of B.P.80,000.

                                                                                      GROUP   COMPANY
                                                                                    --------  --------
                                                                                    B.P.'000  B.P.'000
(C) RETAINED EARNINGS
At November 30, 1994 .............................................................   59,647     2,009
Result for year ..................................................................  (11,047)      335
Convertible Capital Bonds issue costs transferred to additional paid in capital ..      120       120
                                                                                    -------    ------
At November 30, 1995 .............................................................   48,720     2,464
                                                                                    =======    ======

                                                                                       NOVEMBER 30,
                                                                                   -------------------
                                                                                     1994       1995
                                                                                   --------  ---------
                                                                                   B.P.'000   B.P.'000
Amounts transferred to/(from) retained earnings in 1995 originated from:
The Company ............................................................            (13,917)      335
Subsidiary companies ...................................................             (2,253)  (11,327)
Related companies ......................................................                577       (55)
                                                                                   --------  --------
At November 30, 1995 ...................................................            (15,593)  (11,047)
                                                                                   ========  ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

21. SHARE CAPITAL

                                                                                           1994       1995
                                                                                        ---------  ---------
                                                                                         B.P.'000   B.P.'000
AUTHORISED
ORDINARY SHARES:
200,000,000 Ordinary Shares of 10p each ..............................................     20,000     20,000
                                                                                         ========   ========

REDEEMABLE PREFERENCE SHARES:
15,000,000 5% Convertible Cumulative Redeemable Preference Shares
 of B.P.1 each .......................................................................     15,000     15,000
42,000,000 6% Convertible Cumulative Redeemable Preference Shares
 of B.P.1 each .......................................................................     42,000     42,000
                                                                                         --------   --------
                                                                                           57,000     57,000
                                                                                         ========   ========
ISSUED
ORDINARY SHARES:
119,571,953, Ordinary Shares of 10p each (1994: 119,571,379) .........................     11,957     11,957
                                                                                         ========   ========

REDEEMABLE PREFERENCE SHARES:
7,867,442, 5% Conv. Cum. Redeemable Pref. Shares of B.P.1 each
 (1994: 7,867,490) ...................................................................      7,868      7,867
40,761,578, 6% Conv. Cum. Redeemable Pref. Shares of B.P.1 each
 (1994: 40,763,032) ..................................................................     40,763     40,762
                                                                                         --------   --------
                                                                                           48,631     48,629
                                                                                        =========  =========

     Shares issued during the year:

     (i) Holders of 1,454, 6% Preference Shares exercised their conversion rights on May 31, 1995 and were duly allotted 545 Ordinary Shares of 10p each (B.P.54.50 nominal value) on the basis of 375p nominal of Ordinary Shares for every B.P.100 nominal of Preference Shares held.

     (ii) Holders of 48, 5% Preference Shares exercised their conversion rights on May 31, 1995 and were duly allotted 29 Ordinary Shares of 10p each (B.P.2.90 nominal value) on the basis of one Ordinary Share for every B.P.1.6196 nominal of Preference Shares held.

     (iii) Details of Rights and Share Options are as follows:

           (a) The rights attached to the 5% Convertible Cumulative Redeemable Preference Shares are summarized as follows:

                (i) The right to a cumulative preference dividend of 5% per annum, payable half-yearly on February 28 and August 31 in each year in respect of the six month periods ended on November 30 and May 31 immediately prior to such dates;

                (ii) The right during such period as the conversion rights are exercisable to one vote per Preference Share but thereafter only in the event that the cumulative dividend is in arrears or in certain other limited circumstances;

                (iii) The right in the month of May in each of the years 1987 to
                     1999 (or, if later, on the 28th day after the despatch of the accounts of the Group in respect of the previous year) to convert into Ordinary Shares of Automated Security (Holdings) at an effective conversion price of B.P.1.6196 per Ordinary Share;

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


21. SHARE CAPITAL--(CONTINUED)

             (iv) Redemption at the option of Automated Security (Holdings) by not later than May 31 in the years 2000 to 2005 and redemption in any event on May 31, 2005;

             (v)  There is no premium payable on redemption.

        (b)  The rights attached to the 6% Convertible Cumulative
             Redeemable Preference Shares are summarized as follows:

             (i) The rights to a cumulative preference dividend of 6% per annum, payable half-yearly on May 31 and November 30 in respect of six month periods ending on those dates;

             (ii) The right to vote in the event that the cumulative dividend is in arrears for six months or more or in certain other limited circumstances;

             (iii) The right on May 31 in each of the years 1991 to 2006 inclusive to convert into Ordinary Shares of Automated Security (Holdings) at an effective conversion price of B.P.2.67 per share;

             (iv) Redemption at the option of Automated Security (Holdings) at any date after May 31, 2006 and redemption in any event on May 31, 2009;

             (v)   There is no premium payable on redemption.

        (c) The rights of the holders of the 5% Preference Shares to dividends and capital are in priority to any payment to the holders of the 6% Preference Shares. The rights of the shareholders of the 5% and 6% Preference Shares are in priority to any payment to the holders of the Ordinary Shares.

        (d) At November 30, 1995 Automated Security (Holdings) had outstanding options in respect of the following Ordinary Shares of 10p each:


                        DATE OF               NUMBER           PERIOD OF      PRICE AT WHICH
                         GRANT              OF SHARES           OPTION          EXERCISABLE
                        -------             ---------          ---------      --------------

Share option            July 10, 1987         159,079          3 to 10 years      256.75p
  scheme:               March 28, 1988        349,329          3 to 10 years      238.15p
                        July 27, 1988         211,804          3 to 10 years      242.67p
                        September 8, 1989     411,476          3 to 10 years      269.30p
                        April 30, 1990        190,000          3 to 10 years      266.00p
                        March 7, 1991         136,000          3 to 10 years      232.00p
                        March 23, 1992        183,000          3 to 10 years      130.00p
                        March 29, 1993        220,000          3 to 10 years      149.00p
                                            ---------
                                            1,860,688
                                            =========
Sharesave               August 23, 1993       355,727                5 years      128.00p
  scheme:                                   =========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


21. SHARE CAPITAL--(CONTINUED)

     Changes in the options outstanding for each of the three years in the period ended November 30, 1995 are summarized as follows:-

                                                            SHARE
                                                           OPTION     SHARESAVE
                                                           SCHEME       SCHEME
                                                           SHARES       SHARES
                                                        -----------   ---------
November 30, 1992 ....................................   4,309,514           --
Granted ..............................................     220,000      618,710
Exercised ............................................     (25,000)          --
Lapsed ...............................................    (928,091)     (13,130)
                                                         ---------    ---------

November 30, 1993 ....................................   3,576,423      605,580
Granted ..............................................          --           --
Exercised ............................................          --           --
Lapsed ...............................................    (848,341)     (73,915)
                                                         ---------    ---------

November 30, 1994 ....................................   2,728,082      531,665
Granted ..............................................          --           --
Exercised ............................................          --           --
Lapsed ...............................................    (867,394)    (175,938)
                                                         ---------    ---------

November 30, 1995 ....................................   1,860,688      355,727
                                                         ---------    ---------

   (e) On September 20, 1990 as part of the Stapled Unit transaction, warrants were issued in respect of 3,706,680 Ordinary Shares to The Prudential Insurance Company of America at a price of 300p each exercisable at any time up to September 20, 2002.

   (f) The Convertible Capital Bonds are capable, in certain circumstances, of being exchanged into 18 million fully paid Ordinary Shares in Automated Security (Holdings) at a price of 250p per share (see note 12 (d)).

22. ADDITIONAL NOTES TO THE COMPANY BALANCE SHEETS

                                                              COMPANY
                                                ---------------------------------
                                                 SHARES IN    SHARES IN
                                                SUBSIDIARY     RELATED
                                                 COMPANIES    COMPANIES    TOTAL
                                                -----------  ----------- --------
                                                 B.P.'000     B.P.'000  B.P.'000
INVESTMENTS IN SUBSIDIARY AND RELATED COMPANIES
Cost
At November 30, 1994 ..........................    182,847       5,416   188,263
Disposals .....................................         --      (5,416)   (5,416)
                                                ----------   ---------  --------
At November 30, 1995 ..........................    182,847          --   182,847
                                                ==========   =========  ========



                                                                 COMPANY
                                                          ---------------------
                                                               NOVEMBER 30,
                                                          ---------------------
                                                            1994         1995
                                                          --------     --------
                                                          B.P.'000     B.P.'000
SHORT TERM DEBT
Bank loans and overdrafts (see note 12) ..............      84,735      100,822
                                                          ========     ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


22. ADDITIONAL NOTES TO THE COMPANY BALANCE SHEETS--(CONTINUED)
     Certain Group bank borrowings are held under an offset facility, consequently the short-term debt of the Company may exceed that of the Group.


                                                                 COMPANY
                                                            ------------------
                                                               NOVEMBER 30,
                                                            ------------------
                                                             1994      1995
                                                            --------  --------
                                                            B.P.'000  B.P.'000

LONG-TERM DEBT
8.28% Senior Notes (see note 12) ...........................  35,019    36,707
                                                              ======    ======


                                                                COMPANY
                                                            ------------------
                                                              NOVEMBER 30,
                                                            ------------------
                                                              1994      1995
                                                            --------  --------
                                                            B.P.'000  B.P.'000

OTHER CURRENT LIABILITIES
Amounts owed to subsidiary companies .....................     2,243     1,201
Corporation tax payable ..................................       355       355
Other creditors ..........................................     3,869     1,937
Accruals .................................................     4,231     3,878
                                                            --------  --------
                                                              10,698     7,371
                                                            ========  ========




                                                                COMPANY
                                                            ------------------
                                                               NOVEMBER 30,
                                                            ------------------
                                                             1994      1995
                                                            --------  --------
                                                            B.P.'000  B.P.'000

NON-CURRENT LIABILITIES
Provisions ...............................................       277        --
Amounts owed to subsidiary company .......................    45,199    45,319
                                                            --------  --------
                                                              45,476    45,319
                                                            ========  ========


     The amount owed to a subsidiary company by the Company, included in non-current liabilities, relates to a debenture, net of issue costs, owed to ASH Capital Finance (Jersey) Limited in respect of the Convertible Capital Bond issue. The Company's obligations under this debenture are subordinated on a winding up to its liabilities to its other unsecured creditors. The principal is scheduled to be repaid in 2006.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


23. GOODWILL


                                                         COST OF
                                                        GOODWILL     EXCHANGE
                                                      ELIMINATED  ADJUSTMENTS     TOTAL
                                                     -----------  -----------  --------
                                                        B.P.'000     B.P.'000  B.P.'000

Eliminated to November 30, 1993 ...................      196,496        7,482   203,978
Acquisitions in the year
-- Related companies ..............................       17,466           --    17,466
-- Other businesses acquired ......................        1,769           --     1,769
Adjustments to previous year's acquisitions .......          535           --       535
Share of goodwill movements of related companies ..          423           --       423
Transferred to profit and loss account ............      (17,365)          --   (17,365)
Exchange adjustments ..............................           --       (4,516)   (4,516)
                                                     -----------  -----------  --------
Eliminated to November 30, 1994 ...................      199,324        2,966   202,290
Investment in associated undertaking ..............          232           --       232
Transferred to profit and loss account ............       (8,843)          --    (8,843)
Exchange adjustments ..............................           --        1,972     1,972
                                                     -----------  -----------  --------
Eliminated to November 30, 1995 ...................      190,713        4,938   195,651
                                                     ===========  ===========  ========



24. COMMITMENTS AND CONTINGENCIES

     (a) Automated Security (Holdings) has guaranteed advances by bankers to subsidiary companies. At November 30, 1995 the net advances subject to these guarantees totalled B.P.666,000 (1994: B.P.1,525,000). Interlocking guarantees have been given to the Group's main UK clearing bank by Automated Security (Holdings) and its UK subsidiary companies.

     (b) Automated Security (Holdings) has guaranteed contract bonds and Letters of Credit on behalf of subsidiary undertakings of B.P.1,492,000 (1994:
B.P.2,693,000).

     (c) Automated Security (Holdings) has provided a guarantee in respect of B.P.44.9 million Convertible Capital Bonds issued by ASH Capital Finance (Jersey) Limited on May 31, 1991 (see note 12 (d)).

     (d) Operating lease commitments at November 30, 1995 are payable as follows:



                                                               LAND
                                                                AND
                                                          BUILDINGS     OTHER     TOTAL
                                                          ---------  --------  --------
                                                           B.P.'000  B.P.'000  B.P.'000

1996 ...................................................      3,051     8,210    11,261
1997 ...................................................      1,937     2,857     4,794
1998 ...................................................      1,220       758     1,978
1999 ...................................................      1,038       539     1,577
2000 ...................................................        941       186     1,127
Thereafter .............................................      7,936       300     8,236
                                                          ---------  --------  --------
                                                             16,123    12,850    28,973
                                                          =========  ========  ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


24. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
    (e) Operating lease payments to be made in the year ending November 30, 1996 are in respect of commitments expiring:



                                                      LAND
                                                       AND
                                                 BUILDINGS     OTHER     TOTAL
                                                 ---------  --------  --------
                                                  B.P.'000  B.P.'000  B.P.'000

Within one year ...............................        706     2,984     3,690
Between one and five years ....................      1,499     5,126     6,625
After more than five years ....................        846       100       946
                                                 ---------  --------  --------
                                                     3,051     8,210    11,261
                                                 =========  ========  ========


     The operating lease expense for the years ended November 30, 1995, 1994 and 1993 was B.P.9,402,000, B.P.9,243,000 and B.P.6,502,000 respectively.

     The aggregate minimum rentals to be received in the future under non cancellable sub leases for land and buildings as at November 30, 1995 was B.P.1.1 million (1994: B.P.1.1 million). The Group has also provided for future rentals in respect of surplus properties, at November 30, 1995 these provisions amounted to B.P.1.8 million (1994: B.P.1.8 million).

     (f) Finance lease commitments at November 30, 1995 are payable as follows:



                                                                      B.P.'000

1996 ............................................................          121
1997 ............................................................           37
Thereafter ......................................................           --
                                                                      --------
Total lease payments ............................................          158
Less: interest portion of payments ..............................          (10)
                                                                      --------
                                                                           148
                                                                      ========


25. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires disclosure of the estimated fair values of financial instruments for which it is practicable to estimate the value.

     With regard to cash and cash equivalents, loans, short term debt, non-trade accounts receivables and payables and long term bank debt, terms of these financial instruments are similar to those available in the current market. Accordingly, carrying values approximate fair values.

     The fair value of the Group's long term unlisted investments in related companies and other investments has been reviewed and the Directors consider that in total these investments are stated at their approximate fair value based on this review.

     The fair value of the Group's 9.5% Convertible Capital Bonds is based on the quoted market prices for these bonds at November 30. At November 30, 1995, 1994 and 1993 the restated carrying amount of these bonds was B.P.43.8 million, B.P.43.7 million and B.P.43.6 million and their fair value was B.P.32.1 million, B.P.32.3 million and B.P.43.9 million respectively. As mentioned in note 14 the Group does not use derivative financial instruments to manage its foreign currency or interest rate risks.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


26. CASH FLOWS

     (a) Reconciliation of Operating Profit to Net Inflows from Operating Activities

                                                   1993           1994
                                              (AS RESTATED)  (AS RESTATED)      1995
                                              -------------  -------------  --------
                                                   B.P.'000       B.P.'000  B.P.'000

Operating profit ...........................         19,643         21,362    16,195
Disposal costs .............................             --             --      (251)
(Profit)/loss on disposal of fixed assets...            673           (962)     (239)
Depreciation ...............................         40,935         34,851    34,612
Share of results of associated undertakings.           (367)          (683)      (10)
Reorganization .............................         (1,793)            --        --
Decrease/(increase) in stocks ..............          3,674            587     1,888
Decrease/(increase) in debtors .............         (3,569)         7,377       433
Increase/(decrease) in creditors and rentals
 in advance ................................         (2,963)         4,651    (1,279)
Decrease in provisions .....................         (1,035)        (1,914)     (310)
                                              -------------  -------------  --------
Net cash inflow from operating activities...         55,198         65,269    51,039
                                              =============  =============  ========


     (b) Analysis of changes in cash and cash equivalents during the year

                                                       1993       1994      1995
                                                     --------   --------    --------
                                                     B.P.'000   B.P.'000   B.P.'000

At December 1 ....................................       (353)    (1,312)     3,621
Effect of foreign exchange rate changes ..........        (13)        16        (11)
Net cash inflow/(outflow) ........................       (946)     4,917      1,404
                                                     --------   --------   --------
At November 30 ...................................     (1,312)     3,621      5,014
                                                     ========   ========   ========

     (c) Analysis of balances of cash and cash equivalents as shown in the balance sheet

                                                         1993       1994       1995
                                                    ---------  ---------  ---------
                                                    B.P. '000  B.P. '000  B.P. '000

Cash at bank and in hand .........................        716      3,934      5,936
Bank overdrafts and other short term borrowings ..     (2,028)      (313)      (922)
                                                    ---------  ---------  ---------
                                                       (1,312)     3,621      5,014
                                                    =========  =========  =========


     The Group's statement of cash flows is prepared in accordance with UK Financial Reporting Standard (FRS1), the objectives and principles of which are substantially consistent with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS95"), under US GAAP, and International Accounting Standard 7 ("IAS 7"). The principal differences between the standards relate to classification.

     Cash flows from taxation and returns from investments and servicing of finance under FRS1 would be included as operating activities under SFAS95. Under FRS1, net cash and cash equivalents comprise cash, investments and short-term deposits which were within 3 months of maturity when acquired and short-term borrowings repayable within 3 months from the date of their advance. Under SFAS95, short-term borrowings repayable and overdraft balances would not be included in cash and cash equivalents and only investments and short-term deposits with an original maturity of 3 months or less are included in cash and cash equivalents.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


26. CASH FLOWS -- (CONTINUED)

     Under US GAAP definitions cash and cash equivalents would therefore be as follows:



                                                                             B.P. '000

1993 ....................................................................         716
1994 ....................................................................       3,934
1995 ....................................................................       5,936
                                                                            =========



     (d)  Analysis of changes in financing during the year



                                     SHARE
                                   CAPITAL                 LOANS
                                 INCLUDING   CONVERT-        AND
                                ADDITIONAL       IBLE      OTHER
                                   PAID IN    CAPITAL    BORROW-    STAPLED     SENIOR
                                   CAPITAL      BONDS       INGS      UNITS      NOTES
                                 ---------  ---------  ---------  ---------  ---------
                                 B.P. '000  B.P. '000  B.P. '000  B.P. '000  B.P. '000

At November 30, 1992 ..........     66,494     43,455     52,016     39,612         --
Exchange adjustments ..........         --         --        815        673         --
Bank overdrafts and other
 short term borrowings ........         --         --      1,076         --         --
Cash inflows from financing ...         33         --     26,134     (3,940)        --
Share issue expenses ..........       (279)        --         --         --         --
Amortization of issue
 expenses .....................       (119)       119         --        164         --
Other movements ...............        321         --         --        (83)        --
                                 ---------  ---------  ---------  ---------  ---------
At November 30, 1993 ..........     66,450     43,574     80,041     36,426         --
Exchange adjustments ..........         --         --     (1,628)      (508)    (1,322)
Bank overdrafts and other short
 term borrowings ..............         --         --     (1,715)        --         --
Cash inflows from financing ...         --         --      5,870         --         --
CCB conversion ................          1         (1)        --         --         --
Share issue expenses ..........        (14)        --         --         --         --
Amortization of issue
 expenses .....................       (120)       120         --         79         66
Transfer to Senior Notes ......         --         --         --    (35,903)    35,903
Yield maintenance accrual .....         --         --         --         --        372
Other movements ...............         --         --         --        (94)        --
                                 ---------  ---------  ---------  ---------  ---------
At November 30, 1994 ..........     66,317     43,693     82,568         --     35,019

Exchange adjustments ..........         --         --        986         --        854
Bank overdrafts and other short
 term borrowings ..............         --         --        609         --         --
Cash outflows from financing ..         --         --       (614)        --         --
Share issue expenses ..........         (1)        --         --         --         --
Amortization of issue
 expenses .....................       (120)       120         --         --        120
Yield maintenance accrual .....         --         --         --         --        714
                                 ---------  ---------  ---------  ---------  ---------
At November 30, 1995 ..........     66,196     43,813     83,549         --     36,707
                                 =========  =========  =========  =========  =========



     No amount was paid or received in restructuring the Stapled Units into 8.28% Senior Notes in May 1994.

     (e)  Acquisitions

     There were no acquisitions of business in 1995 but the Group invested a further B.P. 232,000 in TVX Inc., a related company.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


26.  CASH FLOWS -- (CONTINUED)
     On August 31, 1994 the Group acquired certain assets of Sonitrol of Eugene in Oregon for an initial consideration of $2,070,000 and deferred consideration of $452,000. In addition the Group paid deferred consideration of B.P. 1,510,000 in respect of the acquisition of Compagnie Generale de Protection et Securite SA, a related company, and B.P. 1,436,000 in respect of Arius Inc.

     In 1993 the Group acquired Telecom Security Limited in the UK for an initial consideration of B.P.6,980,000 including costs, and additional deferred consideration of B.P. 1,420,000. The Group also made a further minor acquisition for a total cost of some B.P. 200,000.

     Assets acquired:


                                                                                           1993       1994       1995
                                                                                      ---------  ---------  ---------
                                                                                      B.P. '000  B.P. '000  B.P. '000

At book value
Intangible assets ................................................................           --      1,769         --
Property and equipment ...........................................................        2,513         --         --
Inventories ......................................................................          412         --         --
Accounts receivable ..............................................................          574         --         --
Cash at bank .....................................................................        2,471         --         --
Accounts payable .................................................................       (4,324)        --         --
Long term liabilities ............................................................         (406)        --         --
                                                                                      ---------  ---------  ---------
                                                                                          1,240      1,769         --

FAIR VALUE ADJUSTMENTS:
Intangible fixed assets ..........................................................           --     (1,769)        --
Property and equipment ...........................................................        2,371         --         --
Inventories ......................................................................           --         --         --
Accounts receivable ..............................................................           --         --         --
Accounts payable .................................................................       (1,369)        --         --
Long term liabilities ............................................................          (64)        --         --
                                                                                      ---------  ---------  ---------
Fair value of net assets acquired ................................................        2,178         --         --
Consideration
-cash paid .......................................................................       (7,180)    (1,480)        --
-deferred consideration ..........................................................       (1,420)      (289)        --
                                                                                      ---------  ---------  ---------

Goodwill arising from acquisitions in the current year ...........................       (6,422)    (1,769)        --
Adjustments in respect of prior year's acquisitions ..............................        2,155       (535)        --
Accrued consideration in respect of prior year's acquisitions ....................         (684)        --         --
                                                                                      ---------  ---------  ---------
                                                                                         (4,951)    (2,304)        --
                                                                                      =========  =========  =========



     Fair value adjustments relate to intangibles eliminated in line with Group accounting policies, the estimated value of property and equipment, allowances for obsolete inventories and doubtful accounts receivable, provisions for maintenance and reorganization costs of businesses acquired. Adjustments in respect of prior year's acquisitions relate in 1994 to the estimated value of assets and liabilities in Telecom Security Limited and in 1993 principally to the estimated value of property and equipment in Sonitrol Management Corporation in the Untied States. Apart from the consideration shown above, the acquisitions had no material effect on the Group's cash flows.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


26.  CASH FLOWS -- (CONTINUED)
     (f) Disposals

     During 1995 the Group disposed of Modern Vitalcall Limited, a subsidiary company; the business of Modern Integrated Systems and interests in two related companies, Compagnie Generale de Protection Securite SA and Microtech Security (UK) Limited. The total consideration receivable was B.P. 9.3 million of which B.P. 0.1 million is receivable in 1996 and B.P. 0.5 million is in the form of Loan Notes.

     There were no disposals of business in 1994. During 1993 the Group disposed of its interests in Hepburn Technology Limited, a related company.


                                                    1993       1994       1995
                                               ---------  ---------  ---------
                                               B.P. '000  B.P. '000  B.P. '000

Net assets sold:
Property and equipment ......................         --         --        474
Investments in related companies ............         85         --      3,409
Inventories .................................         --         --      1,651
Accounts receivable .........................         --         --      2,981
Accounts payable ............................         --         --     (1,499)
Rentals received in advance .................         --         --     (1,464)
                                               ---------  ---------  ---------
                                                      85         --      5,552
                                               =========  =========  =========



     The businesses sold during 1995 generated B.P. 1,278,000 of the Group's net operating cash flows, paid B.P. 1,000 in respect of net returns on investments and servicing of finance, and utilized B.P. 33,000 for investing activities.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


27.  EMPLOYEES AND DIRECTORS

EMPLOYEES


                                                    1993       1994       1995
                                                  NUMBER     NUMBER     NUMBER
                                               ---------  ---------  ---------

Employee numbers
Average number of persons employed:
  Engineers and sales staff .................      2,303      2,202      2,227
  Office staff and management ...............        927        807        779
                                               ---------  ---------  ---------
                                                   3,230      3,009      3,006
                                               =========  =========  =========
Employee costs
                                                    1993       1994       1995
                                               ---------  ---------  ---------
                                               B.P. '000  B.P. '000  B.P. '000

Wages and salaries ..........................     57,434     59,862     57,117
Social Security .............................      5,866      4,935      4,875
Pension contributions .......................      1,803      1,717      1,563
                                               ---------  ---------  ---------
                                                  65,103     66,514     63,555
                                               =========  =========  =========

DIRECTORS
                                                    1993       1994       1995
                                               ---------  ---------  ---------
                                               B.P. '000  B.P. '000  B.P. '000

Directors' emoluments:
Salaries and benefits in kind ...............      1,378      1,055        775
Pension contributions .......................        363         38         28
Compensation for loss of office .............        222      1,231         --
Pension paid to previous director ...........         --         --          9
                                               ---------  ---------  ---------
                                                   1,963      2,324        812
                                               =========  =========  =========



     Lord Lane of Horsell was Chairman during 1995. In 1994 the office of Chairman was held by two directors and their emoluments (excluding pension contributions and compensation for loss of office) during the period they occupied the position of Chairman were as follows:



                                                      1993       1994       1995
                                                 ---------  ---------  ---------
                                                 B.P. '000  B.P. '000  B.P. '000

T V Buffett (until October 18, 1994) ..........        334        279         --
Lord Lane of Horsell (from October 18, 1994) ..         --          4         50


     The highest paid director in 1995 received B.P. 173,000. The former Chairman was the highest paid director in 1994 and 1993.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


27.  EMPLOYEES AND DIRECTORS -- (CONTINUED)
     The number of directors whose total emoluments, excluding pension contributions, compensation for loss of office and the emoluments of a director who discharged his duties outside the United Kingdom are as follows:


                                              1993    1994    1995
                                            NUMBER  NUMBER  NUMBER
                                            ------  ------  ------

B.P.   5,001-B.P.  10,000 ................      --       1      --
B.P.  10,001-B.P.  15,000 ................      --      --       2
B.P.  15,001-B.P.  20,000 ................       3       3       1
B.P.  20,001-B.P.  25,000 ................       2       1       1
B.P.  25,001-B.P.  30,000 ................       2       1       2
B.P.  30,001-B.P.  35,000 ................      --       1      --
B.P.  50,001-B.P.  55,000 ................      --      --       1
B.P.  90,001-B.P.  95,000 ................       1      --      --
B.P.  95,001-B.P. 100,000 ................      --      --       1
B.P. 100,001-B.P. 105,000 ................       1      --      --
B.P. 110,001-B.P. 115,000 ................      --       1      --
B.P. 120,001-B.P. 125,000 ................      --       1      --
B.P. 160,001-B.P. 165,000 ................      --      --       1
B.P. 165,000-B.P. 170,000 ................      --      --       1
B.P. 170,001-B.P. 175,000 ................      --       1       1
B.P. 215,001-B.P. 220,000 ................       1      --      --
B.P. 275,001-B.P. 280,000 ................      --       1      --
B.P. 330,001-B.P. 335,000 ................       1      --      --
                                            ======  ======  ======



28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

     The consolidated financial statements of the Group are prepared in conformity with UK generally accepted accounting principles (UK GAAP) which differs in certain significant respects from US GAAP. Differences which have a significant effect on consolidated net income or shareholders' equity are discussed below. While this is not a comprehensive summary of all differences between UK GAAP and US GAAP, other differences are not likely to have a significant effect on the consolidated net income or shareholders' equity of the Group.

    Intangible assets

     US GAAP requires that intangible assets are amortized over their estimated useful life which may not exceed 40 years. Under UK GAAP the cost of goodwill and other intangible assets, which are considered to be similar in nature to goodwill, may be written off directly to reserves in the year in which the assets are acquired. In the tables below the intangible assets which are substantially comprised of goodwill, subscriber contracts and customer lists, and franchise contracts are amortized over estimated useful lives which range from 15 to 40 years. The average useful life of each class of asset is estimated to be 15 years for subscriber contracts, 30 years for customer lists and 40 years for franchise contracts.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP--(CONTINUED)

     Deferred income taxes

     Under UK GAAP, deferred taxation is provided on the liability method for all timing differences except where the directors consider that no liability will arise in the foreseeable future. Following the issuance of Statement of Financial Accounting Standards No. 109: "Accounting for Income Taxes", US GAAP provides for the use of the liability method but requires that provisions be made for all temporary differences. The tables below incorporate adjustments to shareholders' equity and net income to reflect full provision for deferred taxation on all temporary differences under the liability method. Temporary differences arise mainly from the difference between the tax basis of property and equipment and intangible assets and their corresponding carrying amounts in the financial statements.

     Pensions

     Since 1989, as permitted under UK GAAP, the accounting policy of the Group has been to account for pension costs on a long-term basis spreading the expected pension costs over the service lives of employees, using assumptions as advised by an actuary. Under US GAAP, the calculations need to be made using market rates of interest which were higher than the long-term assumptions made by the actuary.

     A further difference is that under UK GAAP a cost variation is calculated by spreading the surplus (the difference between the actuarial value of the assets and the liabilities) over the service lives of the employees, whereas US GAAP calculates this variation in a particular way--as the expected investment return on the assets at market value, plus amortization of the surplus (the difference between the market value of the assets and the actuarial value of the liabilities), less interest at the market rate on the actuarial value of the liabilities.

     Related companies

     In the tables below, estimated adjustments have been made in respect of related companies accounted for by the Group under the equity method, where such related companies adopt accounting policies which conform with UK GAAP which differ significantly from those required under US GAAP. These adjustments relate primarily to the accounting treatment for goodwill and intangible assets (see discussion above on intangible assets).

     Sale of subsidiary and related companies

     Under UK GAAP goodwill on acquisition of subsidiaries and related companies is written off to reserves. On sale of these companies the goodwill previously written off is recharged in full to the profit and loss account. Under US GAAP the goodwill on acquisition is carried in the balance sheet and amortized over its estimated useful life. On sale of these companies the profit on sale is therefore higher under US GAAP by the amount of the amortization previously charged to income.

     Discontinued activities

     The results of discontinued activities are separated on the profit and loss account under both UK accounting practice and US GAAP. Under UK GAAP a discontinued operation refers to an operation that was material and whose sale or termination has a material effect on the nature and focus of the operations and represents a material reduction in its operating facilities. Under US GAAP, only the closure, sale or disposal of a separately identifiable segment of a business qualifies as a discontinued activity.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP--(CONTINUED) Redeemable Preference Shares

     The 5% and 6% Convertible Cumulative Redeemable Preference Shares (the "Preference Shares") of Automated Security (Holdings) PLC are convertible into Ordinary Shares, at the option of the holder, in the month of May in each of the years 1987 to 1999 (for the 5% Preference Shares) and on May 31 in each of the years 1991 to 2006 (for the 6% Preference Shares). Automated Security (Holdings) PLC has the option between May 31, 2000 and May 31, 2005 (for the 5% Preference Shares) and June 1, 2006 to May 31, 2009 (for the 6% Preference Shares) to redeem the Preference Shares at par and in any event must redeem on May 31, 2005 (for the 5% Preference Shares) or May 31, 2009 (for the 6% Preference Shares). Under UK GAAP the Preference Shares form part of shareholders' equity whereas under US GAAP they are classified as a separate non-current liability. Accordingly, for the purposes of the reconciliation the total amount of the Preference Shares has been excluded from shareholders' equity and the dividends on the Preference Shares have been deducted to compute net income attributable to Ordinary Shareholders.

     Earnings per share

     The earnings per share calculation under UK GAAP is set out in the accounting policies. Under US GAAP, primary earnings per Ordinary Share is calculated by dividing the profit attributable to ordinary shareholders by the weighted average number of shares in issue during the year. The weighted average number of shares includes common stock equivalents including all convertible preference shares and convertible unsecured loan stock calculated under the "If Converted Method" and share options using the "Treasury Stock Method". The profit attributable to ordinary shareholders comprises the estimated net income in accordance with US GAAP and the dividends and interest (net of tax) of preference shares and loan stock which have been included in calculating the common stock equivalents. Fully diluted earnings per share have not been presented as they do not vary significantly from primary earnings per share.

     Pre-acquisition tax losses

Under UK GAAP contingent tax assets on acquired businesses are recognized at the date of acquisition only to the extent that their recoverability can be foreseen with reasonable certainty. Any subsequent benefits which arise are recognized as a reduction in the tax charge. Under US GAAP such benefits are treated as a retrospective reduction of the goodwill arising on the acquisition.

     Employees' share ownership plan

     Automated Security (Holdings) PLC has advanced funds to the Automated Security (Holdings) PLC Employees' Share Ownership Plan Trust ("ESOP"). Under UK GAAP following the introduction of UITF Abstract 13 the net balance due from the ESOP has been shown in investments for both 1994 and 1995; previously these balances were shown in long term accounts and notes receivable. Under US GAAP these receivables are shown as a deduction from shareholders' equity.

     Recently Issued Accounting Pronouncements

     (i) In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 provides guidance on when to assess and how to measure impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiables to be disposed of.

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP--(CONTINUED)
     This Statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not yet assessed the future impact of adopting SFAS 121.

     (ii) In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 establishes accounting and disclosure standards for stock-based employee compensation arrangements. The Statement is effective for fiscal years beginning after December 15, 1995. The Company has decided that, upon implementation of SFAS 123, it will continue to account for stock-based compensation arrangements in accordance with the accounting method prescribed by APB Opinion No. 25, which is an alternative allowed under SFAS 123.

     The following is a summary of the adjustments (gross of tax) to net income and shareholders' equity which would have been required if the Group had applied US GAAP instead of UK GAAP.


                                                         YEAR ENDED NOVEMBER 30,
                                              -------------------------------------------
                                                 1993       1994       1995       1995
                                              ---------- ---------- ---------- ----------
                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                      POUNDS STERLING          US DOLLARS
NET INCOME
Net income/(loss) under UK GAAP.............     5,511    (12,754)    (8,208)   (12,558)
Adjustments:
 Amortization of subscriber contracts and
  customer lists ...........................    (3,588)    (3,656)    (3,903)    (5,972)
 Amortization of franchise contracts........      (283)      (278)      (269)      (411)
 Amortization of goodwill...................    (3,488)    (3,445)    (3,887)    (5,947)
 Depreciation and sales of revalued assets..        44        158         --         --
 Deferred income taxes......................         5       (558)       354        542
 Pre-acquisition tax losses.................      (314)        --         --         --
 Related companies..........................      (259)      (247)      (484)      (741)
 Effect on profit on disposal and provisions
  against subsidiaries and related companies       314         --      2,470      3,779
 Employee Share Ownership Plan provisions...       200        450      3,066      4,691
 Deferred tax effect of above adjustments...     1,207       (423)      (956)    (1,463)
                                               -------    -------    -------    -------
Net loss in accordance with US GAAP.........      (651)   (20,753)   (11,817)   (18,080)
 Preference Share dividends.................    (2,844)    (2,839)    (2,839)    (4,344)
                                               -------    -------    -------    -------
 Net loss in accordance with US GAAP
  attributable to Ordinary Shareholders.....    (3,495)   (23,592)   (14,656)   (22,424)
                                               =======    =======    =======    =======

SHAREHOLDERS' EQUITY
Shareholders' equity under UK GAAP ..................      35,283     32,484     49,700
Adjustments:
 Goodwill ...........................................      98,598     93,636    143,263
 Deferred income taxes ..............................      (4,973)    (4,619)    (7,067)
 Subscriber contracts and customer lists ............      50,088     46,902     71,760
 Franchise contracts ................................      10,298     10,261     15,699
 Related companies ..................................       4,861         --         --
 Redeemable Preference Shares .......................     (48,631)   (48,629)   (74,402)
 Employee Share Ownership Plan ......................      (3,680)      (614)      (939)
 Deferred tax effect of above adjustments ...........     (10,963)   (12,207)   (18,677)
                                                          -------    -------    -------
Shareholders' equity in accordance with US GAAP .....     130,881    117,214    179,337
                                                          =======    =======    =======

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP--(CONTINUED)
     The gross amount of subscriber contracts and customer lists subject to amortization at November 30, 1995 was B.P.63.8 million. The gross amount of franchise contracts subject to amortization at November 30, 1995 was B.P.11.1 million.

     The following is a summary of certain income statement captions reported in the consolidated statements of income as adjusted by the significant adjustments which would have been required if the Group had applied US GAAP instead of UK GAAP.



                                                          YEAR ENDED NOVEMBER 30,
                                              --------------------------------------------
                                                    1993        1994       1995        1995
                                              ----------  ----------  ---------  ----------
                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                            POUNDS STERLING      US DOLLARS

CONTINUING OPERATIONS UNDER US GAAP

NET SALES ..................................     160,775     166,071     163,349     249,923
Cost of sales ..............................    (105,768)   (106,889)   (105,511)   (161,432)
                                              ----------  ----------  ----------  ----------
Gross profit on sales ......................      55,007      59,182      57,838      88,491
General and administrative expenses ........     (38,340)    (43,792)    (49,712)    (76,059)
Share of results of related companies ......         153         933        (474)       (725)
Loss on closure of subsidiaries and
 major operations ..........................      (4,816)     (2,429)         --          --
Profit/(loss) on sale and provisions against
 related companies and investments .........         260     (20,152)     (3,205)     (4,903)
Exceptional items ..........................      (1,378)         --          --          --
                                              ----------  ----------  ----------  ----------
OPERATING INCOME ...........................      10,886      (6,258)      4,447       6,804
Interest expense, net ......................     (10,635)    (12,514)    (14,862)    (22,739)
                                              ----------  ----------  ----------  ----------
INCOME BEFORE TAXES ON INCOME ..............         251     (18,772)    (10,415)    (15,935)
TAXES ON INCOME ............................        (902)     (1,981)     (1,402)     (2,145)
                                              ----------  ----------  ----------  ----------
NET LOSS ...................................        (651)    (20,753)    (11,817)    (18,080)
Preference Share dividends .................      (2,844)     (2,839)     (2,839)     (4,344)
                                              ----------  ----------  ----------  ----------
NET LOSS ATTRIBUTABLE TO
 ORDINARY SHAREHOLDERS .....................      (3,495)    (23,592)    (14,656)    (22,424)
                                              ==========  ==========  ==========  ==========

Net loss per Ordinary Share in accordance
 with US GAAP ..............................       (3.0p)     (19.7p)     (12.3p)     (18.8p)
                                              ----------  ----------  ----------  ----------
Weighted average shares outstanding
(millions) .................................       116.5       119.5       119.6       119.6
                                              ----------  ----------  ----------  ----------


               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


28. SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP--(CONTINUED)
     The following is a summary of certain balance sheet captions reported in the consolidated balance sheets, together with the related amounts as adjusted by the significant adjustments which would have been required if the Group had applied US GAAP instead of UK GAAP.


                                                 AS REPORTED IN THE        AS ADJUSTED
                                                CONSOLIDATED BALANCE     TO CONFORM WITH
                                                        SHEETS               US GAAP
                                               -----------------------  ------------------
                                                       1994
                                               (AS RESTATED)      1995      1994      1995
                                               -------------  --------  --------  --------
                                                    B.P.'000  B.P.'000  B.P.'000  B.P.'000

Current assets ..............................         37,453    35,561    37,453    35,561
Intangible assets ...........................             --        --   158,984   150,799
Property and equipment ......................        223,255   227,386   223,255   227,386
Other assets ................................         15,163     6,466    16,344     5,852
                                               -------------  --------  --------  --------
Total assets ................................        275,871   269,413   436,036   419,598
                                               =============  ========  ========  ========

Current liabilities and deferred income .....        157,968   150,579   157,968    68,100
Liabilities due after more than one year ....          3,908     5,830    19,844   105,135
Convertible Capital Bonds ...................         43,693    43,813    43,693    43,813
Senior Notes ................................         35,019    36,707    35,019    36,707
Redeemable Preference Shares ................             --        --    48,631    48,629
                                               -------------  --------  --------  --------
Total liabilities ...........................        240,588   236,929   305,155   302,384
Ordinary Shares .............................         11,957    11,957    11,957    11,957
Redeemable Preference Shares ................         48,631    48,629        --        --
Reserves ....................................        (25,305)  (28,102)  118,924   105,257
                                               -------------  --------  --------  --------
Total shareholders' equity ..................         35,283    32,484   130,881   117,214
                                               -------------  --------  --------  --------
Total liabilities and shareholders' equity ..        275,871   269,413   436,036   419,598
                                               =============  ========  ========  ========


     The following is an analysis of the change in total shareholders' equity using US GAAP.


                                                                                B.P.'000
                                                                                --------

Balance at November 30, 1993 ................................................   158,287
Loss for the year ...........................................................   (23,592)
Currency translation adjustments ............................................    (3,962)
Share issue expenses ........................................................       (14)
Shares converted/issued .....................................................        92
Movement in ESOP receivable .................................................        70
                                                                               --------
Balance at November 30, 1994 ................................................   130,881
Loss for the year ...........................................................   (14,656)
Currency translation adjustments ............................................       988
Share issue expenses ........................................................        (1)
Shares converted/issued .....................................................         2
                                                                               --------
Balance at November 30, 1995 ................................................   117,214
                                                                               ========

               AUTOMATED SECURITY (HOLDINGS) PLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

29. PRINCIPAL SUBSIDIARY AND RELATED COMPANIES

     Subsidiary undertakings




                                           COUNTRY OF
                                         REGISTRATION/          NATURE OF
                                         INCORPORATION           BUSINESS
                                       -----------------    --------------------
API Security Inc                              USA           Electronic Security
*ASH Capital Finance (Jersey) Limited         Jersey        Investment
*Automated Security Limited                   England       Holding Company
Modern Security Systems Limited               Eire          Electronic Security
Modern Security Systems Limited               England       Electronic Security
Telecom Security Limited                      England       Electronic Security
TVX Limited                                   England       Electronic Security
Sonitrol Corporation                          USA           Electronic Security
Sonitrol Management Corporation               USA           Electronic Security


     The Group owns 100% of the Ordinary Share Capital of the above subsidiaries which operate in their country of incorporation except for ASH Capital Finance (Jersey) Limited which operates in England.

     All are indirect subsidiaries of Automated Security (Holdings) PLC except where marked*.

RELATED COMPANY

TVX Inc                                       USA           Electronic Security


DETAILS OF THE ISSUED CAPITAL AND DEBT SECURITIES OF RELATED COMPANY

TVX Inc--

2,900,000 Shares of Common Stock, par value US $0.01 (39.9% held by the Group).

1,000,000 Shares of Redeemable Preferred Stock, par value US $0.01 (48.5% held by the Group).

                              SCHEDULE OF EXHIBITS


                             Description
Exhibit  2.1       Order dated 4 September 1996 of the High
                   Court of Justice in the Matter of Automated
                   Security (Holdings) PLC sanctioning the
                   Scheme of Arrangement(1)

Exhibit 23.1       Consent of Independent Chartered Accountants

(1) Previously filed as an Exhibit to the Registrant's Current Report dated September 5, 1996 on Form 8-K filed September 19, 1996.